                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                                      AMONG

                                    NVR, INC.

                                       AND

                            THE LENDERS PARTY HERETO

                                       AND

                           JPMORGAN CHASE BANK, N.A.,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                         U.S. BANK, NATIONAL ASSOCIATION
                              AS SYNDICATION AGENT

                                       AND

                                  SUNTRUST BANK

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENTS

                                       AND

                                  AMSOUTH BANK,
                                 COMERICA BANK,
                             CALYON NEW YORK BRANCH
                                       AND
                           MIZUHO CORPORATE BANK, LTD.
                               AS MANAGING AGENTS

                                      WITH

                           J.P. MORGAN SECURITIES INC.

                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                             DATED: DECEMBER 7, 2005

ARTICLE I           CERTAIN DEFINED TERMS........................................................................     1
           SECTION 1.01.  Certain Defined Terms..................................................................     1
           SECTION 1.02.  Computation of Time Periods............................................................    22
           SECTION 1.03.  Classification of Loans and Borrowings.................................................    22
           SECTION 1.04.  Terms Generally........................................................................    23
           SECTION 1.05.  Accounting Terms; GAAP; FIN 46.........................................................    23

ARTICLE II          THE CREDITS..................................................................................    23
           SECTION 2.01.  Aggregate Commitment...................................................................    23
           SECTION 2.02.  Swing Line Loans.......................................................................    24
           SECTION 2.03.  Requests for Revolving Borrowings......................................................    25
           SECTION 2.04.  Funding of Borrowings..................................................................    26
           SECTION 2.05.  Interest Elections.....................................................................    26
           SECTION 2.06.  Commitment Fee; Reductions of Commitments..............................................    28
           SECTION 2.07.  Minimum Amount and Maximum Number of Revolving Borrowings..............................    28
           SECTION 2.08.  Optional Principal Payments............................................................    28
           SECTION 2.09.  Interest...............................................................................    28
           SECTION 2.10.  Repayment of Loans; Evidence of Debt...................................................    29
           SECTION 2.11.  Payments Generally; Pro Rata Treatment; Sharing of Set-Offs............................    30
           SECTION 2.12.  Notification of Borrowing Requests, Interest Elections, Prepayments and
                          Commitment Reductions..................................................................    31
           SECTION 2.13.  Facility LCs...........................................................................    32
           SECTION 2.14.  Increase in Aggregate Commitment.......................................................    37
           SECTION 2.15.  Extension of Facility Termination Date.................................................    39
           SECTION 2.16.  Replacement of Certain Lenders.........................................................    39

ARTICLE III         CHANGE IN CIRCUMSTANCES......................................................................    40
           SECTION 3.01.  Alternate Rate of Interest.............................................................    40
           SECTION 3.02.  Increased Costs........................................................................    41
           SECTION 3.03.  Break Funding Payments.................................................................    42
           SECTION 3.04.  Taxes..................................................................................    42

ARTICLE IV          CONDITIONS PRECEDENT.........................................................................    44
           SECTION 4.01.  Conditions to Initial Credit Extension.................................................    44
           SECTION 4.02.  Conditions Precedent to All Credit Extensions..........................................    46

ARTICLE V           REPRESENTATIONS AND WARRANTIES...............................................................    47
           SECTION 5.01.  Organization, Powers, etc..............................................................    47
           SECTION 5.02.  Authorization and Validity.............................................................    47
           SECTION 5.03.  Financial Statements...................................................................    48
           SECTION 5.04.  No Material Adverse Effect.............................................................    49
           SECTION 5.05.  Title to Property......................................................................    49
           SECTION 5.06.  Litigation.............................................................................    49
           SECTION 5.07.  Taxes..................................................................................    49
           SECTION 5.08.  Agreements.............................................................................    49
           SECTION 5.09.  Regulation U...........................................................................    50
           SECTION 5.10.  Use of Proceeds........................................................................    50
           SECTION 5.11.  Consents, etc..........................................................................    50
           SECTION 5.12.  Compliance with Applicable Laws........................................................    50
           SECTION 5.13.  Subsidiaries; Joint Ventures...........................................................    50

           SECTION 5.14.  Mortgage Banking Pledge Agreement......................................................    51
           SECTION 5.15.  ERISA..................................................................................    51
           SECTION 5.16.  Environmental Matters..................................................................    51
           SECTION 5.17.  Investment Company Act.................................................................    51
           SECTION 5.18.  Public Utility Holding Company Act.....................................................    51
           SECTION 5.19.  Subordinated Debt......................................................................    51
           SECTION 5.20.  Insurance..............................................................................    52
           SECTION 5.21.  No Misrepresentation...................................................................    52

ARTICLE VI          AFFIRMATIVE COVENANTS........................................................................    52
           SECTION 6.01.  Existence, Properties, etc.............................................................    52
           SECTION 6.02.  Notice.................................................................................    52
           SECTION 6.03.  Payments of Debts, Taxes, etc..........................................................    52
           SECTION 6.04.  Accounts and Reports...................................................................    53
           SECTION 6.05.  Access to Premises and Records.........................................................    55
           SECTION 6.06.  Maintenance of Properties and Insurance................................................    56
           SECTION 6.07.  Financing: New Investing...............................................................    56
           SECTION 6.08.  Compliance with Applicable Laws........................................................    56
           SECTION 6.09.  Advances to the Mortgage Banking Subsidiaries..........................................    56
           SECTION 6.10.  Use of Proceeds........................................................................    57
           SECTION 6.11.  Publicly Traded Company................................................................    57
           SECTION 6.12.  Special Purpose Subsidiaries...........................................................    57
           SECTION 6.13.  Mortgage Banking Pledge Agreement......................................................    57

ARTICLE VII         NEGATIVE COVENANTS...........................................................................    58
           SECTION 7.01.  Minimum Adjusted Consolidated Tangible Net Worth.......................................    58
           SECTION 7.02.  Borrowing Base Limitation..............................................................    58
           SECTION 7.03.  Maximum Leverage Ratio.................................................................    58
           SECTION 7.04.  Interest Coverage Ratio................................................................    58
           SECTION 7.05.  Guaranties.............................................................................    58
           SECTION 7.06.  Sale of Assets; Acquisitions; Merger...................................................    58
           SECTION 7.07.  Investments............................................................................    59
           SECTION 7.08.  Disposition; Encumbrance or Issuance of Certain Stock..................................    61
           SECTION 7.09.  Subordinated Debt......................................................................    61
           SECTION 7.10.  Unit Inventory.........................................................................    61
           SECTION 7.11.  Intentionally Omitted..................................................................    61
           SECTION 7.12.  Land Purchases.........................................................................    61
           SECTION 7.13.  No Margin Stock........................................................................    62
           SECTION 7.14.  Transactions with Affiliates...........................................................    62
           SECTION 7.15.  Restrictions on Advances to Mortgage Banking Subsidiaries..............................    62
           SECTION 7.16.  Special Purpose Subsidiaries...........................................................    62
           SECTION 7.17.  Liens and Encumbrances.................................................................    63
           SECTION 7.18.  Dividends and Distributions............................................................    63
           SECTION 7.19.  Indebtedness to Subsidiaries...........................................................    64
           SECTION 7.20.  Plans..................................................................................    64
           SECTION 7.21.  No Misrepresentation...................................................................    64

ARTICLE VIII        DEFAULTS.....................................................................................    64
           SECTION 8.01.  Defaults...............................................................................    64
           SECTION 8.02.  Remedies...............................................................................    66
           SECTION 8.03.  Preservation of Rights.................................................................    67

ARTICLE IX          THE ADMINISTRATIVE AGENT.....................................................................    67
           SECTION 9.01.  Appointments...........................................................................    67
           SECTION 9.02.  Rights as a Lender.....................................................................    67
           SECTION 9.03.  Duties and Obligations.................................................................    68
           SECTION 9.04.  Reliance...............................................................................    68
           SECTION 9.05.  Sub-Agents.............................................................................    68
           SECTION 9.06.  Successor Administrative Agent.........................................................    69
           SECTION 9.07.  Lenders' Acknowledgment................................................................    69
           SECTION 9.08.  Collateral.............................................................................    69
           SECTION 9.09.  Documentation Agent, Syndication Agent, etc............................................    70
           SECTION 9.10.  Benefits of Article IX.................................................................    70

ARTICLE X           MISCELLANEOUS................................................................................    70
           SECTION 10.01.  Notices...............................................................................    70
           SECTION 10.02.  Waivers; Amendments...................................................................    71
           SECTION 10.03.  Expenses; Indemnity; Damage Waiver....................................................    72
           SECTION 10.04.  Successors and Assigns................................................................    73
           SECTION 10.05.  Survival..............................................................................    76
           SECTION 10.06.  Counterparts; Integration; Effectiveness..............................................    76
           SECTION 10.07.  Severability..........................................................................    77
           SECTION 10.08.  Right of Setoff.......................................................................    77
           SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process............................    77
           SECTION 10.10.  WAIVER OF JURY TRIAL..................................................................    78
           SECTION 10.11.  Headings..............................................................................    78
           SECTION 10.12.  Confidentiality.......................................................................    78
           SECTION 10.13.  USA PATRIOT Act.......................................................................    79

                                    EXHIBITS

Exhibit                 Description                  References
-------                 -----------                  ----------
A              Form of Revolving Credit Note        Definition

B              Form of Guaranty                     Definition

C              Form of Mortgage Banking             Definition
               Pledge Agreement

D              Pricing Grid                         Definition

E              Form of Swing Line Note              Definition

F              Form of Commitment and               Section 2.14(a)
               Acceptance

G              Form of Compliance Certificate       Section 6.04(h)

H              Form of Subordination Agreement      Section 6.13(d)

I              Form of Assignment and               Definition
               Assumption

                                    SCHEDULES

Schedule              Description                       References
--------              -----------                       ----------
  I            Lenders and Commitments              Definition of "Lender"

 II            Permitted Liens                      Definition

III            Subsidiaries and Joint Ventures      Sections 5.13 and 7.07

 IV            Subordinated Debt                    Section 5.19

  V            Existing Investments                 Section 7.07

 VI            Existing Letters of Credit           Definition

            CREDIT AGREEMENT, dated as of December 7, 2005, among NVR, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia (the "Borrower"), the lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the "Administrative Agent").

                                    AGREEMENT

            In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINED TERMS

      SECTION 1.01. Certain Defined Terms. As used herein, each of the following terms shall have the meaning ascribed to it below, which meaning shall be applicable to both the singular and plural forms of the terms defined:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Acquisition" means any transaction, or any series of related transactions, consummated after the Closing Date, by which the Borrower or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in the number of votes) of the Securities of a corporation which have ordinary voting power for the election of directors (other than Securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

      "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Adjusted Consolidated Indebtedness" means the Indebtedness of NVR on a consolidated basis.

      "Adjusted Consolidated Tangible Net Worth" means, at any date, Consolidated Tangible Net Worth of NVR.

      "Administrative Agent" means JPMorgan Chase Bank in its capacity as Administrative Agent for the Lenders pursuant to Article IX, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article IX.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. Solely for purposes of this definition, a Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Aggregate Commitment" means $400,000,000 as such amount may be increased from time to time pursuant to Section 2.14 hereof or reduced from time to time pursuant to the terms of this Agreement.

      "Aggregate Credit Exposure" means, at any time, the aggregate of the Credit Exposure of all the Lenders.

      "Aggregate LC Commitment" means $150,000,000.

      "Agreement" means this Credit Agreement, including the exhibits and schedules hereto, as it may be amended, renewed, modified or restated and in effect from time to time.

      "Agreement Date" means December 7, 2005.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

      "Applicable Commitment Fee Rate" means, as at any date, the rate per annum indicated in the Pricing Grid as then applicable in the determination of the Commitment Fee.

      "Applicable Margin" means a rate per annum equal to the "Applicable Margin for Eurodollar Loans" as determined from time to time pursuant to the Pricing Grid.

      "Approved Fund" is defined in Section 10.04(b)(ii).

      "Arranger" means J.P. Morgan Securities Inc. and its successors, in its capacity as Lead Arranger and Sole Book Runner.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit I or any other form approved by the Administrative Agent.

      "Authorized Officer" means any officer of the Borrower or any other Person designated by the Borrower in writing to act as an Authorized Officer hereunder, acting singly.

      "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" is defined in the introductory paragraph of this Agreement.

      "Borrower Audited Financial Statements" is defined in Section 5.03.

      "Borrower Public Debt" means (a) the Borrower's 5% Senior Notes due 2010 issued pursuant to Indenture dated April 14, 1998 (the "Base Indenture") and supplements thereto and (b) any notes hereafter issued by the Borrower pursuant to the Base Indenture and supplements thereto.

      "Borrower Unaudited Financial Statements" is defined in Section 5.03.

      "Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

      "Borrowing Base" means, from time to time, the sum of the following amounts, all as reflected from time to time in accordance with GAAP consistently applied in the consolidated balance sheet of the Borrower: (a) ninety percent (90%) of the Net Book Value of the Receivables of the Borrower and the Guarantors, if any; (b) ninety percent (90%) of the Net Book Value of all Pre-Sold Units; (c) 80% of the Net Book Value of all Model Units; (d) eighty percent (80%) of the Net Book Value of all Spec Units; and (e) seventy percent (70%) of the Net Book Value of all Finished Lots; provided that the amount in clause (e) shall not exceed thirty percent (30%) of the Borrowing Base, and provided further, that notwithstanding anything to the contrary provided herein, any asset which is encumbered by a Lien (other than a Lien described in clause
(b), (c) or (e) of the definition of "Permitted Liens") shall not be included in the calculation of the Borrowing Base.

      "Borrowing Base Debt" means Adjusted Consolidated Indebtedness, less (to the extent included in Adjusted Consolidated Indebtedness) (a) Subordinated Debt of NVR, (b) reimbursement obligations of NVR in respect of Performance Letters of Credit not yet drawn upon, (c) Capitalized Lease Obligations of NVR and (d) any Secured Indebtedness of NVR.

      "Borrowing Base Limitation" is defined in Section 7.02.

      "Borrowing Date" means a date on which any Loan is advanced hereunder.

      "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York and Houston, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

      "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

      "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of the outstanding shares of voting stock of the Borrower that hold in excess of 50% of the voting rights held by all stockholders of all classes of common stock of the Borrower.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or LC Issuer (or, for purposes of Section 3.02(b), by any lending office of such Lender or by such Lender's or LC Issuer's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swing Line Loans.

      "Closing Date" means the date on which the Lenders shall first become obligated to make Credit Extensions after satisfaction or waiver of all of the conditions precedent set forth in Sections 4.01 and 4.02.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral" means, at any time, any assets owned by the Borrower or any Guarantor that then are subject to a security interest or other Lien in favor of the Administrative Agent for the benefit of the Lenders as security for the Obligations.

      "Collateral Document" means the Mortgage Banking Pledge Agreement.

      "Commencement of Construction" means that the Borrower or a Guarantor has commenced and expended not less than $1,500 toward the furnishing of labor on the applicable lot and/or the delivery of materials to the applicable lot for construction of a Unit thereon (including, by way of example, the foundation, the structural slabs and work preparatory to the installation thereof, and the delivery to the lot of framing and other similar materials).

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or in any Commitment and Acceptance delivered pursuant to Section 2.14, in each case as it may be modified as a result of any assignment that has become effective pursuant to Section 10.04 or as otherwise modified from time to time pursuant to the terms hereof.

      "Commitment and Acceptance" is defined in Section 2.14(a).

      "Commitment Fees" means the fees provided for in Section 2.06(a).

      "Consolidated EBITDA" means, for any period, the Consolidated Net Income of NVR, plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) expense for federal, state and local income taxes paid or accrued, (c) depreciation, (d) amortization, (e) extraordinary losses incurred other than in the ordinary course of business, excluding losses attributable to the write-down or downward evaluation of assets (including the establishment of reserves) and (f) any premium paid to redeem Borrower Public Debt, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and the Guarantors, if any (and excluding the Non-Guarantors) on a consolidated basis.

      "Consolidated Interest Expense" means, for any period, the interest expense of NVR on a consolidated basis for such period.

      "Consolidated Interest Incurred" means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest incurred by NVR, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period, all determined on a consolidated basis for such period, including (i) original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letter of credit financings and interest swap and hedging obligations, in each case to the extent attributable to such period, provided, however, that interest or other payments or accruals of a consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of such Person in such Subsidiary. Notwithstanding that GAAP may otherwise provide, Consolidated Interest Incurred shall not include the amount of any premium paid to repay Borrower Public Debt. For purposes of this definition, interest on Capitalized Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (a) net income (or loss) of any other Person which is not a Subsidiary of the Person or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Subsidiary of such Person, (b) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (c) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), shall be excluded, and (d) the net income, if positive, of any of such Person's consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such consolidated Subsidiary shall be excluded, provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (b), (c) and (d) above, such amounts shall be excluded only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication.

      "Consolidated Tangible Net Worth" means, at any date, the Net Worth of the Borrower and its Subsidiaries less the aggregate amount of all goodwill and other assets that are properly classified as "intangible assets" at such date in accordance with GAAP.

      "Contingent Obligation" of a Person means (i) any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses (other than for collection or deposit in the ordinary course of business), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, "put" agreement or other similar arrangement and (ii) obligations under reimbursement agreements relating to Letters of Credit (including, in the case of the Borrower, the Facility LCs) issued for the account of such Person and reimbursement obligations to an issuer of a payment or performance bond, provided, however, that, in the case of the Borrower and its Subsidiaries, (a) the contingent obligation to make a loan or capital contribution to a Joint Venture to provide funds to such Joint Venture to pay any Indebtedness shall be a Contingent Obligation notwithstanding the fact that neither the Borrower nor any Subsidiary shall have guaranteed repayment of such Indebtedness and (b) the obligations to make Scheduled Lot Deposit Payments shall not be Contingent Obligations.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, its Pro Rata Share of the LC Obligations and its Swing Line Exposure at such time.

      "Credit Extension" means the making of a Loan or Loans or the issuance of a Facility LC hereunder.

      "Credit Extension Date" means the Borrowing Date for a Loan or Loans or the Issuance Date for a Facility LC.

      "Default" is defined in Section 8.01.

      "Dollars" and the sign "$" each means lawful money of the United States of America.

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Equity Investment" means the ownership of, or participation in the ownership of, an equity interest in Real Estate or an equity interest in a Person in the business of owning, developing, improving, operating or managing Real Estate.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "Event" means an event, circumstance, condition or state of facts.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, LC Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 3.04(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.04(a).

      "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

      "Existing Letters of Credit" means those Letters of Credit issued for the account of the Borrower prior to the date hereof and listed on Schedule VI hereto.

      "Extension Request" is defined in Section 2.15.

      "Facility Increase" is defined in Section 2.14(a).

      "Facility LC" is defined in Section 2.13.1.

      "Facility LC Application" is defined in Section 2.13.3.

      "Facility LC Collateral Account" is defined in Section 2.13.11.

      "Facility LC Fee" is defined in Section 2.13.4.

      "Facility LC Fee Rate" means a rate per annum equal to the Applicable Margin in effect from time to time during the term of any Facility LC.

      "Facility Termination Date" means December 6, 2010 or any later date as may be specified as the Facility Termination Date in accordance with Section
2.15 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" means that certain letter dated November 1, 2005 from the Administrative Agent and the Arranger to the Borrower, and accepted by the Borrower November 1, 2005.

      "FIN 46" means Financial Accounting Standards Board interpretation number 46.

      "Financial Letter of Credit" means any Letter of Credit that is not a Performance Letter of Credit.

      "Finished Lots" means parcels of land owned by the Borrower or a Guarantor, if any, which are duly recorded and plotted for the construction of single-family dwelling units, whether attached, detached or condominium units (excluding mobile homes), with respect to which all requisite governmental consents and approvals required for a building permit to be issued have been obtained or will be readily obtainable without the performance of any material act by the Borrower or such Guarantor (other than application for such consent or approval and payment of the required fee to the applicable Governmental Authority) and without any further discretionary approval from any Governmental Authority. If, when and to the extent that any such parcel of land qualifies as a Unit, it shall no longer constitute a Finished Lot.

      "Fitch" means Fitch, Inc. or any Person succeeding to the securities rating business of such company.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Fronting Fee" is defined in Section 2.13.4(ii).

      "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time, applied on a consistent basis from time to time.

      "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Lender, the Borrower, any Subsidiaries of the Borrower or any of their respective properties.

      "Guarantor" means each Subsidiary of the Borrower that from time to time executes a Guaranty. As of the Agreement Date, there are no Guarantors.

      "Guaranty" means each guaranty, in substantially the form of Exhibit B hereto, executed by one or more Subsidiaries of the Borrower in favor of the Administrative Agent, for the benefit of the Lenders as any such guaranty may be amended, restated, supplemented or otherwise modified from time to time.

      "Hazardous Substances" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "Homebuilding Business" means homebuilding, housing construction, home sales, and related real estate activities, including the provision of mortgage financing, title insurance and other goods and services to home buyers, home owners and other occupants of homes.

      "Indebtedness" of any Person means, without duplication, all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and whether or not such liabilities or obligations are subordinate to any other liabilities or obligations), (ii) evidenced by bonds, notes, debentures or similar instruments,
(iii) representing the balance deferred and unpaid of the purchase price (including any seller financing) of any Property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of Real Estate, provided, however, that Indebtedness shall not include the deferred purchase price of Real Estate under options to purchase such Real Estate that have not been exercised or the obligation of the Borrower or any Subsidiary to make Scheduled Lot Deposit Payments), (iv) evidenced by bankers' acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction),
(vii) consisting of current liabilities in respect of unfunded vested benefits under any Plan and incurred withdrawal liability under any Multiemployer Plan,
(viii) consisting of net liabilities under Hedging Obligations (valued as the termination value thereof, computed in accordance with a method approved by the International Swaps and Derivatives Association and agreed to by such Person in the applicable agreement), (ix) consisting of obligations under acceptance facilities, (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Interest Coverage Ratio" means, on the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date to (b) Consolidated Interest Incurred for such period.

      "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.05.

      "Interest Period" means, with respect to a Eurodollar Borrowing, a period of two weeks or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement, provided that the Borrower may not select an Interest Period that ends after the Facility Termination Date. Such Interest Period shall (i) in the case of an Interest Period of two (2) weeks, end on (but exclude) the day that is fourteen (14) days after the Business Day on which such Interest Period commenced and (ii) in the case of an Interest Period of one, two, three or six months, end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, membership interests, notes, debentures or other securities of any other Person made by such Person.

      "Investment-Grade Rating" means a Senior Debt Rating of "BBB-" or higher (in the case of S&P and Fitch) or "Baa3" or higher (in the case of Moody's) from at least two of the three Rating Agencies.

      "Issuance Date" means, with respect to a Facility LC, the date on which such Facility LC is issued.

      "Joint Venture" means a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) that is not a Subsidiary in which the Borrower or a Subsidiary has an ownership interest.

      "JPMorgan Chase Bank" means JPMorgan Chase Bank, N.A. in its individual capacity, and its successors.

      "Land" means land owned by the Borrower or a Subsidiary, which land is being developed or is held for future development or sale.

      "LC Issuer" means each of JPMorgan Chase Bank and such other Lender selected by the Borrower with the approval of the Administrative Agent, to issue such Facility LC, provided such other Lender consents to act in such capacity. An LC Issuer may, in its discretion, arrange for one or more Facility LCs to be issued by Affiliates of such LC Issuer, in which case the term "LC Issuer" shall include any such Affiliate with respect to Facility LCs issued by such Affiliate.

      "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

      "LC Payment Date" is defined in Section 2.13.5.

      "Lenders" means the Persons listed on Schedule I of this Agreement and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or Commitment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swing Line Lender.

      "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

      "Leverage Ratio" means, at any date, the quotient obtained by dividing (i) Adjusted Consolidated Indebtedness by (ii) the sum of Adjusted Consolidated Tangible Net Worth and Adjusted Consolidated Indebtedness.

      "LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Telerate Page 3750 (formerly the Dow Jones Market Service) or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "License Agreement" means the Service Mark License and Royalty Agreement dated as of October 1, 1996 between RVN and the Borrower.

      "Lien" means any lien (statutory or other), mortgage (including, without limitation, purchase money mortgages), pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) and, in the case of Securities, any purchase option, call or similar right of any Person (other than the issuer of such Securities) with respect to such Securities.

      "Loan" means, with respect to a Lender, a loan made by such Lender pursuant to Article II (or any conversion or continuation thereof), including, in the case of the Swing Line Lender, any Swing Line Loan.

      "Loan Documents" means this Agreement, the Notes, the Facility LC Applications, the Collateral Document and the Guaranties (if any).

      "Loan Parties" means the Borrower and the Guarantors (if any); "Loan Party" means any of the Loan Parties.

      "Lot Option Deposits" means, at any time, the total outstanding amount of earnest money deposits or option payments made by the Borrower or any of its Subsidiaries as consideration for contracts or options to purchase or acquire Real Estate, which contracts or options remain outstanding and enforceable.

      "Management Agreement" means the Corporate Services Agreement dated as of January 1, 2000 between the Borrower and NVR Services pursuant to which NVR Services provides certain management services to the Borrower.

      "Material Adverse Effect" means a material adverse effect on (a) the business, properties, assets, condition (financial or otherwise), or results of operations of (i) the Borrower and its Subsidiaries, taken as a whole, or (ii) if so specified, the Borrower or any specified Subsidiary, (b) the ability of the Borrower or any Subsidiary to perform any of its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or any Lender or LC Issuer thereunder.

      "Material Indebtedness" means Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

      "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

      "Minimum Net Worth" means (i) $400,000,000, plus (ii) if at the end of any fiscal quarter of the Borrower, the Leverage Ratio exceeds 45%, an amount equal to fifty percent (50%) of the Consolidated Net Income of NVR for that fiscal quarter.

      "Model Unit" means a Unit that is being used as or is designated for use as a model home in connection with the sale of Units; provided, however, that, a lot that constituted a Finished Lot shall be deemed a Model Unit prior to the Commencement of Construction if so designated by the Borrower in the ordinary course of its marketing of Units.

      "Modify" and "Modification" are defined in Section 2.13.1.

      "Moody's" means Moody's Investors Service, Inc. or any Person succeeding to the securities rating business of such company.

      "Monthly Payment Date" means the third Business Day of each calendar month, commencing in January, 2006.

      "Mortgage" means any mortgage, deed of trust or other security deed in Real Estate, or in rights or interests, including leasehold interests, in Real Estate.

      "Mortgage Banking Borrowing Base" means, at any time, the "Borrowing Base" as defined in and determined under the Mortgage Banking Warehouse Facility on the terms thereof in effect as of the date hereof, as the same may be modified or amended from time to time with the written approval of the Required Lenders.

      "Mortgage Banking Note" means a promissory note executed by the Mortgage Banking Subsidiaries as joint makers payable to the order of the Borrower and each Guarantor, if any, that lends funds to any of the Mortgage Banking Subsidiaries, which note shall be delivered to the Administrative Agent pursuant to Section 6.09, provided, however, that, as long as the only advances made by the Borrower or its Subsidiaries (other than NVRMF) to Mortgage Banking Subsidiaries are those by the Borrower to NVRMF evidenced by the NVRMF Note, the NVRMF Note shall constitute the Mortgage Banking Note.

      "Mortgage Banking Pledge Agreement" means a Pledge Agreement executed by Borrower substantially in the form of Exhibit C hereto and includes any amendment, supplement, restatement or other modification of such agreement.

      "Mortgage Banking Subsidiary" means a Subsidiary of the Borrower which is engaged or hereafter engages in the mortgage banking business, including the origination, servicing, packaging and/or selling of mortgages on residential single-family dwellings, and in any event shall include NVRMF and its Subsidiaries.

      "Mortgage Banking Warehouse Facility" means that certain Loan Agreement dated as of September 7, 1999 among NVRMF as borrower, U.S. Bank National Association as agent and the lenders party thereto, as amended by Consent, Waiver and First Amendment dated as of November 19, 1999, Second Amendment dated as of September 1, 2000, Third Amendment dated as of February 16, 2001, Fourth Amendment dated as of August 31, 2001, Fifth Amendment dated as of November 1, 2001, Consent, Waiver and Sixth Amendment dated as of December 14, 2001. Seventh Amendment dated as of May 17, 2002, Eighth Amendment dated as of August 15, 2002, Ninth Amendment dated as of April 16, 2003, Tenth Amendment to Loan Agreement dated as of August 28, 2003, Eleventh Amendment to Loan Agreement dated as of August 26, 2004, Twelfth Amendment to Loan Agreement dated as of October 22, 2004 and Thirteenth Amendment to Loan Agreement dated as of August 25, 2005, and as the same may be modified, amended, extended or replaced from time to time with the written approval of the Required Lenders.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Net Book Value" means, with respect to an asset owned by the Borrower or a Guarantor, if any, the gross investment of the Borrower or such Guarantor in such asset, less all reserves (including loss reserves and reserves for depreciation) attributable to such asset, all determined in accordance with GAAP consistently applied.

      "Net Worth" means, at any date, with respect to any Person, the amount of consolidated stockholders' equity of such Person and its consolidated Subsidiaries as shown on its balance sheet as of such date in accordance with GAAP.

      "New Lender" means either a Lender or another Person, in each case approved by the Borrower and the Administrative Agent, that agrees to become a Lender or that agrees to increase its Commitment in accordance with the provisions of Section 2.14.

      "Non-Consenting Lender" is defined in Section 2.15.

      "Non-Guarantor" means, at any time, any Subsidiary of the Borrower that is not then a Guarantor. As of the Agreement Date, all of the Borrower's Subsidiaries are Non-Guarantors.

      "Non-Recourse Indebtedness" means Indebtedness of a Person for which its liability is limited to the Property upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness, but only to the extent that the amount of such Indebtedness does not exceed such Person's original cost of purchase of such Property or the most current appraised value of such Property, as of the date such Indebtedness is incurred, provided that customary recourse obligations or liabilities of such Person solely for indemnities, covenants or breaches of warranty, representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Indebtedness.

      "Notes" means, collectively, the Swing Line Note and the Revolving Credit Notes; "Note" means any one of the Notes.

      "NVR" means the Borrower, all of its Subsidiaries (except Mortgage Banking Subsidiaries) in existence as of the Agreement Date and any Subsidiary that is formed or acquired after the Agreement Date and becomes a Guarantor, all on a consolidated basis.

      "NVR Funding II" means NVR Funding II, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower.

      "NVR Funding II Note" means the Note dated December 7, 2005 in the principal amount of $500,000,000 made by the Borrower payable to the order of NVR Funding II in connection with and in consideration of the Borrower's purchase of 1000 shares of nonqualified preferred stock of NVR Funding II.

      "NVRMF" means NVR Mortgage Finance, Inc., a Virginia corporation and Wholly-Owned Subsidiary of the Borrower.

      "NVRMF Note" means that certain promissory note dated December 7, 2005 made by NVRMF payable to the order of the Borrower in the principal amount of $200,000,000 as the same may be renewed, modified, supplemented, restated or increased from time to time.

      "NVR Services" means NVR Services, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower or Guarantors to the Lenders or to any Lender or LC Issuer, the Administrative Agent or any indemnified party arising under the Loan Documents.

      "Off-Balance Sheet Liabilities" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries, other than a lease that is characterized as an operating lease for tax purposes and under GAAP.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "Participant" is defined in Section 10.04(c).

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Performance Letter of Credit" means any Letter of Credit that is issued for the benefit of a municipality, other governmental authority, utility, water or sewer authority, or other similar entity for the purpose of assuring such beneficiary of the Letter of Credit of the proper and timely completion of construction work.

      "Permitted Liens" means (a) Liens existing on the date of this Agreement and described on Schedule II hereto; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning restrictions, assessment district or similar Liens in connection with municipal financing, and similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the Real Estate subject thereto (as such Real Estate is used by the Borrower or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in a Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing Secured Indebtedness permitted hereunder; and (i) Liens securing the Obligations.

      "Person" means any natural person, corporation, firm, enterprise, trust, association, company, partnership, limited liability company, joint venture or other entity or organization, or any government or political subdivision or any agency, department, or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Pre-Sold Unit" means a Unit that is subject to a Ratified Contract; provided, however, that a lot that constituted a Finished Lot shall be deemed a Pre-Sold Unit prior to the Commencement of Construction if such lot is subject to a Ratified Contract.

      "Pricing Grid" means the pricing grid attached hereto as Exhibit D.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Prior Credit Agreement" means that certain Credit Agreement dated as of August 8, 2003 among Borrower, the lenders party thereto and JPMorgan Chase Bank (successor by merger to Bank One, NA) as Administrative Agent.

      "Pro Rata Share" means, at any time for any Lender, the ratio that such Lender's Commitment bears to the Aggregate Commitment.

      "Project" means a parcel of Real Estate that is owned by the Borrower or any Guarantor and that is to be developed or sold as part of a common scheme.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Quarterly Payment Date" is defined in Section 2.13.4(i).

      "Ratified Contract" means a bona fide contract for the purchase of a Unit by a Person that is not the Borrower or a Subsidiary or an Affiliate of the Borrower or a Subsidiary, (1) which contract has been executed and delivered by the parties and is in the form customarily used by the Borrower; (2) with respect to which contract no default exists; (3) under which contract there are no remaining contingencies other than a customary mortgage contingency, provided that the Borrower has reasonably determined that the applicable buyer is qualified to obtain a mortgage loan on the terms described in such mortgage contingency; and (4) under which contract the purchaser has made a cash earnest money deposit or down payment in an amount that is customary.

      "Rating Agencies" means Fitch, Moody's and S&P; "Rating Agency" means any of the Rating Agencies.

      "Real Estate" means land, rights in land and interests therein (including, without limitation, leasehold interests), and equipment, structures, improvements, furnishings, fixtures and buildings (including a mobile home of the type usually installed on a developed site) located on or used in connection with land, rights in land or interests therein (including leasehold interests), but shall not include Mortgages or interests therein.

      "Receivables" means, at any date, the net proceeds of Unit Closings that are payable to the Borrower or a Guarantor, if any, and held by the closing or escrow agent, which proceeds are at such date unconditionally required to be paid to the Borrower or such Guarantor.

      "Recent Balance Sheet" is defined in Section 5.05.

      "Register" is defined in Section 10.04(b)(iv).

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.13 to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under Facility LCs.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Replacement Lender" is defined in Section 2.16(b).

      "Reply Date" is defined in Section 2.15.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Required Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are greater than 66-2/3%; provided, however , that if all of the Commitments have been terminated pursuant to the terms of this Agreement, "Required Lenders" means Lenders whose Credit Exposure (in the aggregate) is greater than 66-2/3% of the Aggregate Credit Exposure.

      "Revolving Credit Note" means a note, in the form of Exhibit A hereto, payable to a Lender in the amount of its Commitment.

      "Revolving Loan" means a Loan made pursuant to Section 2.03.

      "RVN" means RVN, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Scheduled Lot Deposit Payments" shall mean obligations of the Borrower or any Subsidiary to increase the amount of earnest money deposit payable under an option or other contract to purchase Real Estate.

      "SEC" means the Securities and Exchange Commission.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Secured Indebtedness" means, for any Person, (i) all Non-Recourse Indebtedness of such Person and (ii) all Indebtedness of such Person that is secured by a Lien on Property of such Person but only if the amount of such Indebtedness does not exceed such Person's original cost of purchase of such Property or the most current appraised value of such Property as of the date such Indebtedness is incurred.

      "Securities" of any Person means equity securities and debt securities and any other instrument commonly understood to be a security issued by that Person.

      "Securities Act" is defined in Section 6.04(f).

      "Senior Debt Rating" means a rating by any Rating Agency of the senior unsecured public Indebtedness of the Borrower.

      "Significant Subsidiary" means any Subsidiary of the Borrower that at any time of determination meets any of the following conditions: (a) such Subsidiary is a Guarantor; or (b) the Borrower's (and its other Subsidiaries') total Investment in such Subsidiary exceeds five percent (5%) of the total assets of the Borrower and its Subsidiaries (on a consolidated basis) as of the end of the most recent fiscal year; or (c) the total assets of such Subsidiary exceed five percent (5%) of the total assets of the Borrower and its Subsidiaries (on a consolidated basis) as of the end of the most recent fiscal year; or (d) the net income of such Subsidiary exceeds five percent (5%) of the Consolidated Net Income of the Borrower and its Subsidiaries for the most recently completed fiscal year.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or any Person succeeding to the securities rating business of such company.

      "Spec Unit" means a Unit constructed for the purpose of addition to the Borrower's or a Guarantor's inventory of Units that does not otherwise qualify as a Pre-Sold Unit and is not a Model Unit; provided, however, that a Unit shall constitute a Spec Unit only upon Commencement of Construction.

      "Special Purpose Subsidiaries" means NVR Funding II, NVR Services and RVN.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subordinated Debt" means any Indebtedness of the Borrower which by its terms is subordinated, in form and substance and in a manner satisfactory to the Required Lenders, in time and right of payment to the prior payment in full of the Obligations, but which in any event matures not earlier than nine months after the Facility Termination Date.

      "Subordination Agreement" is defined in Section 6.12(d).

      "Subsidiary" of a Person means (i) any corporation of which more than 50% of the outstanding securities having ordinary voting power shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which more than 50% of the ownership interests having ordinary voting power shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

      "Swing Line Commitment' means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum of $25,000,000 at any one time outstanding.

      "Swing Line Exposure" means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be its Pro Rata Share of the total Swing Line Exposure at such time.

      "Swing Line Lender" means JPMorgan Chase Bank.

      "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.02 hereof.

      "Swing Line Note" means a promissory note in the form of Exhibit E hereto executed and delivered by the Borrower payable to the order of the Swing Line Lender in the amount of the Swing Line Commitment, including any amendment, modification, renewal, restatement or replacement of such note.

      "Tax Sharing Agreement" means the Second Amended and Restated Tax Allocation Agreement entered into in December, 1999 and effective as of November 30, 1993 among the Borrower and various of its Subsidiaries.

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m.,

New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Unit" means a single-family dwelling, whether attached, detached or condominium unit (excluding mobile homes), including the parcel of land on which such dwelling is located, that is owned by the Borrower or a Guarantor, if any, and that is or will be available for sale by the Borrower or such Guarantor. Each Unit is either a Pre-Sold Unit, a Spec Unit or a Model Unit.

      "Unit Closing" means a closing of the sale of a Unit by the Borrower or a Guarantor to a bona fide purchaser for value that is not the Borrower or a Guarantor or an Affiliate of the Borrower or a Guarantor.

      "Unmatured Default" means an event, act or condition which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Unused Commitment" means, at any date, with respect to each Lender, the amount by which its Commitment exceeds the sum of the outstanding balance of its Loans and its Pro Rata Share of the aggregate amount then available for drawing under the Facility LCs. The Swing Line Loans shall be deemed to be outstanding Loans under the Swing Line Lender's Commitment for purposes of determining the usage of such Commitment.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      SECTION 1.02. Computation of Time Periods. For the purposes of this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding" and the word "through" means "to and including".

      SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

      SECTION 1.04. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.05. Accounting Terms; GAAP; FIN 46. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            (b) For purposes of determining compliance with the financial covenants, the application of Financial Accounting Standards Board Interpretation No. 46 shall be disregarded with respect to financial consolidation of any entity that is not a Subsidiary of the Borrower.

                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.01. Aggregate Commitment.

      (a) Commitment. On and after the Closing Date and prior to the Facility Termination Date, upon the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender severally agrees to make Revolving Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment, provided that in no event may the Aggregate Credit Exposure exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow under this Section 2.01(a) at any time prior to the Facility Termination Date. The Commitments shall expire on the Facility Termination Date.

      (b) LC Commitment. On and after the Closing Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, to participate in Facility LCs issued pursuant to Section 2.13 for the account of the Borrower; provided that in no event may the aggregate amount of all LC Obligations exceed the lesser of (A) the Aggregate LC Commitment or (B) an amount equal to the Aggregate Commitment minus the sum of all outstanding Loans.

      SECTION 2.02. Swing Line Loans.

      (a) Swing Line Commitment. In addition to the Loans pursuant to Section
2.01 but subject to the terms and conditions of this Agreement (including but not limited to those limitations set forth in Section 2.01), the Swing Line Lender agrees to make the Swing Line Loans to the Borrower in accordance with this Section 2.02 up to the amount of the Swing Line Commitment. Swing Line Loans shall be subject to the limitations set forth in Section 2.01. Amounts borrowed under this Section 2.02 may be borrowed, repaid and reborrowed to, but not including, the Facility Termination Date. All outstanding Swing Line Loans shall bear interest at the Alternate Base Rate, which interest shall be payable on each Monthly Payment Date.

      (b) Swing Line Request. The Borrower may request a Swing Line Loan from the Swing Line Lender on any Business Day before the Facility Termination Date by giving the Administrative Agent and the Swing Line Lender notice by 3:00 p.m., Central time, on such Borrowing Date specifying the aggregate amount of such Swing Line Loan, which shall be an amount not less than $500,000. The Administrative Agent shall promptly notify each Lender of such request.

      (c) Making of Swing Line Loans. The Swing Line Lender shall, no later than 4:00 p.m., Central time, on such Borrowing Date, make the funds for such Swing Line Loan available to the Borrower at the Administrative Agent's address, or at such other place as indicated in written money transfer instructions from the Borrower, signed by an Authorized Officer.

      (d) Swing Line Note. The Swing Line Loans shall be evidenced by the Swing Line Note and each Swing Line Loan shall be paid in full by the Borrower on or before the earlier of the third Business Day after the Borrowing Date for such Swing Line Loan or the Facility Termination Date.

      (e) Repayment of Swing Line Loans. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $500,000, any portion of the outstanding Swing Line Loans upon notice to the Administrative Agent and the Swing Line Lender. In addition, the Administrative Agent: (i) may at any time in its sole discretion or (ii) shall on the (3rd) Business Day after the Borrowing Date for such Swing Line

Loan, require the Lenders (including the Swing Line Lender) to extend a Borrowing consisting of ABR Revolving Loans in an amount up to the amount of Swing Line Loans outstanding on such date for the purpose of repaying Swing Line Loans; provided, however, that the obligation of each Lender to make any such Revolving Loan is subject to the condition that the Swing Line Lender believed in good faith that all conditions under Section 4.02 were satisfied at the time the Swing Line Loan was made. If the Swing Line Lender receives notice from any Lender that a condition under Section 4.02 has not been satisfied, no Swing Line Loan shall be made until (A) such notice is withdrawn by that Lender or (B) the Required Lenders have waived satisfaction of any such condition. The Lenders shall deliver the proceeds of the Revolving Loans under this Section 2.02(e) to the Administrative Agent by 1:00 p.m., Central time, on the applicable Borrowing Date for application to the Swing Line Lender's outstanding Swing Line Loans. Subject to the proviso contained in the second sentence of this Section 2.02(e), each Lender's obligation to make available its Pro Rata Share of the Borrowing referred to in this Section 2.02(e) shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, or anyone else, (2) the occurrence or continuance of a Default or Unmatured Default, (3) any adverse change in the condition (financial or otherwise) of the Borrower or (4) any Event whatsoever. If for any reason a Lender does not make available its Pro Rata Share of the foregoing Borrowing, such Lender shall be deemed to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in each Swing Line Loan then being repaid, equal to its Pro Rata Share of all such Swing Line Loans being repaid, so long as such purchase would not cause such Lender to exceed its Commitment. If any portion of any amount paid (or deemed paid) to the Administrative Agent is recovered by or on behalf of the Borrower from the Administrative Agent in bankruptcy or otherwise, the loss of the amount so recovered shall be shared ratably among all Lenders in accordance with their respective Pro Rata Shares.

      SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than noon, Central time, three Business Days before the date of the proposed Borrowing or
(b) in the case of an ABR Borrowing, not later than 11:00 a.m., Central time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.07:

            (i) the aggregate amount of the requested Borrowing;

            (ii) the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Central time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swing Line Loans shall be made as provided in
Section 2.02. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Chicago, Illinois and designated by the Borrower in the applicable Borrowing Request.

      (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.05. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Loans, which may not be converted or continued.

      (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

      (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.07:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

      (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

      (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as a Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      SECTION 2.06. Commitment Fee; Reductions of Commitments.

      (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Commitment Fee, at a rate per annum equal to the Applicable Commitment Fee Rate, on the daily average of such Lender's Unused Commitment from and including the date hereof to and including the Facility Termination Date, payable in arrears on each Quarterly Payment Date and on the Facility Termination Date. All accrued Commitment Fees under this Section
2.06 shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. Except for errors in the calculation thereof, the fees payable under this Section 2.06(a), once paid, shall not be refundable for any reason.

      (b) Voluntary Reduction of Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in the minimum amount of $5,000,000, and, if in excess thereof, in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Credit Exposure.

      SECTION 2.07. Minimum Amount and Maximum Number of Revolving Borrowings. At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Revolving Borrowings outstanding.

      SECTION 2.08. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding ABR Borrowings, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding ABR Borrowings upon prior notice given to the Administrative Agent not later than 11:00 a.m., Central time, on the date of such payment. The Borrower may from time to time pay, subject to the payment of any break funding amounts required by Section 3.03 but without penalty or premium, in full any outstanding Eurodollar Borrowing upon three Business Days' prior notice to the Administrative Agent.

      SECTION 2.09. Interest. (a) The Loans comprising each ABR Borrowing (including each Swing Line Loan) shall bear interest at the Alternate Base Rate.

      (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

      (c) Notwithstanding the foregoing, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 10.02(b) requiring unanimous consent of the Lenders to changes in interest rates), declare that no Borrowing may be made as, converted into or continued as a Eurodollar Borrowing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 10.02(b) requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Borrowing shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each ABR Borrowing and Swing Line Loan shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum and (iii) if and to the extent the Facility LCs have not been secured by a deposit in the Facility LC Collateral Account as required hereby, the Facility LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 8.01(f) or (g), the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

      (d) Interest on each Swing Line Loan and ABR Borrowing accrued through the end of each calendar month shall be payable in arrears on the next succeeding Monthly Payment Date and on the Facility Termination Date. Accrued interest on each Eurodollar Borrowing shall be payable in arrears on the last day of its applicable Interest Period, provided that interest accrued on each Eurodollar Borrowing having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period and on the Facility Termination Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the Facility Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

      (e) All interest and fees hereunder shall be computed on the basis of a year of 360 days, in each case payable for the actual number of days elapsed. The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Facility Termination Date and (ii) to the Swing Line Lender the unpaid principal amount of each Swing Line Loan as provided in Section 2.02(e).

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay the Obligations in accordance with the terms of this Agreement.

      (e) Any Lender may request that Revolving Loans made by it be evidenced by a Revolving Note. In such event, the Borrower shall execute and deliver to such Lender a Revolving Note.

            SECTION 2.11. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 3.02, 3.03 or 3.04 or otherwise) prior to 11:00 a.m., Central time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1111 Fannin, Houston, Texas, except payments to be made directly to the LC Issuer or Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 3.02, 3.03, 3.04 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

      (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

      (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Reimbursement Obligations or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Reimbursement Obligations and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in Reimbursement Obligations and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Reimbursement Obligations and Swing Line Loans; provided that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an LC Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Issuers, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or LC Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or LC Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(e), 2.04(b), 2.11(d), 2.13.5 or 10.03(c), then the
Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.12. Notification of Borrowing Requests, Interest Elections, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Request, Interest Election Request and repayment notice received by it hereunder. Promptly after notice from an LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Borrowing promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      SECTION 2.13. Facility LCs.

                  2.13.1 Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, such letter of credit and each Existing Letter of Credit, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and not later than 30 days prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed the Aggregate LC Commitment and (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth
            (5th) Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided, however, that a Facility LC may provide for automatic renewal periodically beyond the first anniversary of its Issuance Date but not beyond the date provided for in clause (x) above.

                  2.13.2 Participations. Upon the Closing Date (in the case of the Existing Letters of Credit) and upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.13, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  2.13.3 Notice. Subject to Section 2.13.1, the Borrower shall give the LC Issuer notice prior to 11:00 a.m., Central time, at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by an LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.13.4 Fees; Reporting.

                     (i) Facility LC Fee. The Borrower shall pay to the
            Administrative Agent, solely for the account of the Lenders, a fee (the "Facility LC Fee") with respect to each Facility LC for the period from the Issuance Date thereof (or, in the case of the Existing Letters of Credit, the Closing Date) to and including the final expiration date thereof, in a per annum amount equal to the product, calculated on a daily basis for each day during such period, of (A) the undrawn amount of such Facility LC for such day multiplied by (B) the Facility LC Fee Rate for such day, less 0.125% per annum. The Facility LC Fees shall be due and payable quarterly in arrears on or before the date (each such date, a "Quarterly Payment Date") that is five (5) Business Days following Administrative Agent's delivery to Borrower of the quarterly statement of Facility LC Fees and, to the extent any such fees are then due and unpaid, on the Facility Termination Date. The Administrative Agent shall promptly remit such Facility LC Fees, when received by the Administrative Agent, to the Lenders (including the LC Issuers) in accordance with their Pro Rata Shares thereof. The Facility LC Fees, once paid, shall not be refundable for any reason.

                     (ii) Fronting Fee. The Borrower shall also pay to the
            Administrative Agent, solely for the account of each LC Issuer, as a Fronting Fee ("Fronting Fee"), with respect to each Facility LC issued by such LC Issuer for the period from the Issuance Date thereof (or, in the case of the Existing Letters of Credit, the Closing Date) to and including the final expiration date thereof, in an amount equal to (A) the product, calculated on a daily basis for each day during such period, of (x) the undrawn amount of such Facility LC for such day multiplied by (y) 0.125% per annum, plus
            (B) in the case of any Facility LC in a stated amount of less than $10,000.00, an additional fee in an amount to be agreed upon by the Borrower and the LC Issuer. The Fronting Fees shall also be due and payable quarterly in arrears on the date on which Facility LC Fees are payable and, to the extent any Fronting Fees are then due and unpaid, on the Termination Date. The Administrative Agent shall promptly remit such Fronting Fee, when received by the Administrative Agent, to the applicable LC Issuer. The Fronting Fees, once paid, shall not be refundable for any reason. The Borrower shall also pay to the LC Issuer for its own account documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the fee schedule as agreed from time to time by the LC Issuer and the Borrower.

                     (iii) LC Issuer Reports; Quarterly Statements. Each LC
            Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to the Administrative Agent a schedule of the Facility LCs issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the Issuance Date, account party, original face amount (if any) paid thereunder, expiration date and the reference number of each Facility LC outstanding at any time during such month (and whether such Facility LC is a Performance Letter of Credit or Financial Letter of Credit) and the aggregate amount (if any) payable by the Borrower to such Issuer during the month pursuant to Section 3.02. Copies of such reports shall be provided promptly to each Lender and the Borrower by the Administrative Agent. The reporting requirements hereunder are in addition to those set forth in Section
            2.13.3. The Administrative Agent shall, with reasonable promptness following receipt from all LC Issuers of the reports provided for in this Section 2.13.4(iii) for the months of March, June, September and December, respectively, deliver to the Borrower a quarterly statement of the Facility LC Fees and Fronting Fees then due and payable.

                  2.13.5 Administration; Reimbursement by Lenders. Upon receipt by an LC Issuer from the beneficiary of any Facility LC of any demand for payment under a Facility LC issued by such LC Issuer, such LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. An LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to Letters of Credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by an LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.13.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer's demand for such reimbursement (or, if such demand is made after noon, Central time, on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at the Alternate Base Rate.

                  2.13.6 Reimbursement by Borrower. The Borrower shall be
            irrevocably and unconditionally obligated to reimburse LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by an LC Issuer and remaining unpaid by the Borrower after notice thereof has been given to the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the Alternate Base Rate for such day if such day falls on or before the applicable LC Payment Date and (y) the rate specified in clause (ii) of Section 2.09(c) for such day if such day falls after such LC Payment Date. Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to LC Issuer in respect of such Facility LC pursuant to Section 2.13.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Request in compliance with
            Section 2.03 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request a Borrowing hereunder for the purpose of satisfying any Reimbursement Obligation.

                  2.13.7 Obligations Absolute. The Borrower's obligations under this Section 2.13 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with each LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or Lender under any liability to the Borrower. Nothing in this
            Section 2.13.7 is intended to limit the right of the Borrower to make a claim against an LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.13.6.

                  2.13.8 Actions of LC Issuer. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required

            Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.13, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.13.9 Indemnification. The Borrower hereby agrees to
            indemnify and hold harmless each Lender and LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which an LC Issuer may incur by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of an LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) an LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.13.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  2.13.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.13 or any action taken or omitted by such indemnitees hereunder.

                  2.13.11 Cash Collateralization. If any Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the

            Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the "Facility LC Collateral Account"), an amount in cash equal to the LC Obligations as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Default with respect to the Borrower described in Section 8.01(f) or (g). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the LC Issuers for payments made under Facility LCs for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the other LC Obligations at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults have been cured or waived.

                  2.13.12 Rights as a Lender. In its capacity as a Lender, each
            LC Issuer shall have the same rights and obligations as any other Lender.

      SECTION 2.14. Increase in Aggregate Commitment.

      (a) Request for Increase. The Borrower may, at any time and from time to time, request, by notice to the Administrative Agent, the Administrative Agent's approval of an increase of the Aggregate Commitment ("Facility Increase"), within the limitations hereafter described, which request shall set forth the amount of each such requested Facility Increase. Within twenty (20) days of such request, the Administrative Agent shall advise the Borrower of its approval or disapproval of such request; failure to so advise the Borrower shall constitute disapproval. If the Administrative Agent approves any such Facility Increase, then the Aggregate Commitment may be so increased (up to the amount of such approved Facility Increase, in the aggregate) by having one or more New Lenders increase the amount of their then existing Commitments or become Lenders, subject to and in accordance with the provisions of this Section 2.14. Any Facility Increase shall be subject to the following limitations and conditions:
(i) any increase (in the aggregate) in the Aggregate Commitment and the amount (in the aggregate) of any new Commitment of any New Lender or the amount (in the aggregate) of any increase in the Commitment of any New Lender, shall (unless otherwise agreed by the Borrower and the Administrative Agent) not be less than $5,000,000 (and shall be in integral multiples of $1,000,000 if in excess thereof); (ii) no Facility Increase pursuant to this Section 2.14 shall increase the Aggregate Commitment to an amount in excess of $600,000,000; (iii) the Borrower and each New Lender shall have executed and delivered a commitment and acceptance (the "Commitment and Acceptance") substantially in the form of Exhibit F hereto, and the Administrative Agent shall have accepted and executed the same; (iv) the Borrower shall have executed and delivered to the Administrative Agent, for the benefit of any requesting New Lender, such Note or Notes as such New Lender shall require to reflect such Facility Increase; (v) the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions delivered pursuant to Section 4.01, modified to apply to the Facility Increase and each Note and Commitment and Acceptance executed and delivered in connection therewith); (vi) the Guarantors, if any, shall have consented in writing to the Facility Increases and shall have agreed that their Guaranties continue in full force and effect; and (vii) the Borrower and each New Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such Facility Increase. The form and substance of the documents required under clauses (iii) through (vii) above shall be fully acceptable to the Administrative Agent. The Administrative Agent shall provide written notice to all of the Lenders hereunder of any Facility Increase.

      (b) Loans by New Lenders. Upon the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof, which effective date shall be mutually agreed upon by the Borrower, each New Lender and the Administrative Agent, the Borrower shall repay all outstanding ABR Revolving Loans and reborrow an ABR Revolving Borrowing in a like amount from the Lenders (including the New Lender), but such New Lender shall not participate in any then outstanding Eurodollar Borrowing. If the Borrower shall at any time on or after such effective date convert or continue any Eurodollar Borrowing that was outstanding on such effective date, the Borrower shall be deemed to repay such Eurodollar Borrowing on the date of the conversion or continuation thereof and then to reborrow as a Revolving Borrowing a like amount on such date so that the New Lender shall make a Loan on such date in the amount of its Pro Rata Share of such Revolving Borrowing. Such New Lender shall make its Pro Rata Share of all Revolving Borrowings made on or after such effective date and shall otherwise have all of the rights and obligations of a Lender hereunder on and after such effective date. Notwithstanding the foregoing, upon the occurrence of a Default prior to the date on which such New Lender is holding its Pro Rata Share of all outstanding Revolving Borrowings, such New Lender shall, upon notice from the Administrative Agent given on or after the date on which the Obligations are accelerated or become due following such Default, pay to the Administrative Agent (for the account of the other Lenders, to which the Administrative Agent shall pay their ratable shares thereof upon receipt) a sum equal to such New Lender's Pro Rata Share of each outstanding Eurodollar Borrowing with respect to which such New Lender does not then hold an interest; such payment by such New Lender shall constitute an ABR Loan hereunder.

      (c) New Lenders' Participation in Facility LCs. Upon the effective date of any increase in the Aggregate Commitment in accordance with the provisions of
Section 2.14(b), each New Lender shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Lenders party to this Agreement immediately prior to the effective date of such increase, an undivided interest and participation in all Facility Letters of Credit then outstanding, ratably, such that each Lender (including each New Lender) holds a participation interest in each Facility LC in proportion to the ratio that such Lender's Commitment (upon the effective date of such increase in the Aggregate Commitment) bears to the Aggregate Commitment as so increased.

      (d) No Obligation to Increase Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of the Borrower or the Administrative Agent to give or grant any Lender the right to increase any Commitment hereunder at any time or a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time, and no Commitment of a Lender shall be increased without its prior written approval.

      SECTION 2.15. Extension of Facility Termination Date. The Borrower may request one (but not more than one) extension of the Facility Termination Date of one (1) year by submitting a written request for such extension to the Administrative Agent (an "Extension Request"), provided that the requested Facility Termination Date shall be not more than five (5) years after the date on which the Extension Request is received. Promptly following receipt of an Extension Request, the Administrative Agent shall notify each Lender of the contents thereof, shall request each Lender to approve the Extension Request, and shall specify the date (which must be at least 60 days after the Extension Request is delivered to the Lenders) as of which the Lenders must respond to the Extension Request (the "Reply Date"). If Lenders whose Pro Rata Shares equal or exceed in the aggregate 66-2/3% of all Pro Rata Shares do not consent in writing to such extension on or before the Reply Date, the Extension Request shall be denied, and no Extension Request may be made thereafter. If such written consent is received on or before the Reply Date from Lenders whose Pro Rata Shares equal or exceed in the aggregate 66 2/3% of all Pro Rata Shares, the Facility Termination Date shall be extended by one (1) year, but such extension shall only apply to the Lenders that have so consented and shall not apply to any Lender that has not so consented (each, a "Non-Consenting Lender"), and no Extension Request may be made thereafter. Except to the extent that a Non-Consenting Lender is replaced (as provided in Section 2.16 hereof) prior to the Facility Termination Date (as determined prior to such Extension Request), then on such date (i) the Commitment of each such Non-Consenting Lender shall terminate, (ii) the Aggregate Commitment shall be reduced by the aggregate amount of such terminated Commitments, (iii) all Loans and other Obligations to each such Non-Consenting Lender shall be paid in full by the Borrower and (iv) if the Aggregate Credit Exposure following the payment provided for in clause
(iii) above would exceed the Aggregate Commitment (as reduced as provided in clause (ii) above), the Borrower shall also repay outstanding Loans or cause to be cash collateralized or canceled, released and returned to the applicable LC Issuer outstanding Facility LCs in the amounts necessary to cause the Aggregate Credit Exposure to equal but not exceed the Aggregate Commitment (as reduced).

      SECTION 2.16. Replacement of Certain Lenders. (a) If any Lender requests compensation under Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.04, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.02 or 3.04, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) In the event a Lender (the "Affected Lender") (i) shall have requested compensation from the Borrower under Section 3.02 or 3.04 to recover additional costs incurred by such Lender that are not being incurred by the other Lenders,
(ii) defaults in its obligation to fund Loans hereunder or (iii) is a Non-Consenting Lender under Section 2.15, the Borrower may, upon written notice to such Affected Lender and to the Administrative Agent, require such Affected Lender to assign, and such Affected Lender shall assign, within five (5) Business Days after the date of such notice, to one or more assignees selected by the Borrower and approved by the Administrative Agent and otherwise comply with the provisions of Section 10.04 (each, a "Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including without limitation its Commitments and all Loans owing to it) in accordance with Section 10.04. With respect to any such assignment, the Affected Lender shall concurrently with such assignment receive payment in full of all amounts due and owing to it hereunder or under any of the other Loan Documents with respect to the Loans and Commitments so assigned, including without limitation the aggregate outstanding principal amount of such Loans owed to such Affected Lender, together with accrued interest thereon through the date of such assignment, amounts payable to such Affected Lender under Article III with respect to such Loans and all fees payable to such Affected Lender hereunder with respect to such Loans and Commitments so assigned and with respect to Facility LCs then outstanding. Any assignment to a Replacement Lender pursuant to the provisions of this Section 2.16 shall be in accordance with the provisions of Section 10.04 hereof. In no event shall any Lender have any obligation to issue a new or increased Commitment to replace all or any part of any Commitment of any Affected Lender.

                                  ARTICLE III

                             CHANGE IN CIRCUMSTANCES

      SECTION 3.01. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Revolving Borrowing.

      SECTION 3.02. Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or LC Issuer; or

            (ii) impose on any Lender or LC Issuer or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Facility LC or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or LC Issuer of participating in, issuing or maintaining any Facility LC or to reduce the amount of any sum received or receivable by such Lender or LC Issuer hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or LC Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or LC Issuer's capital or on the capital of such Lender's or LC Issuer's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Facility LCs held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or LC Issuer or such Lender's or LC Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or LC Issuer's policies and the policies of such Lender's or LC Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender's or LC Issuer's holding company for any such reduction suffered.

      (c) A certificate of a Lender or LC Issuer setting forth the amount or amounts necessary to compensate such Lender or LC Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or LC Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or LC Issuer's right to demand such compensation; provided that the Borrower shall not be required to compensate a

Lender or LC Issuer pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or LC Issuer's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 3.03. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      SECTION 3.04. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or LC Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrower shall indemnify the Administrative Agent and each Lender and LC Issuer within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or LC Issuer, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or LC Issuer, or by the Administrative Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error. Such demand shall be made no later than 180 days after the earlier of (A) the date on which such Lender, LC Issuer or the Administrative Agent pays such Indemnified Taxes or Other Taxes or
(B) the date on which the relevant Governmental Authority makes written demand on such Lender, LC Issuer or the Administrative Agent for payment of such Indemnified Taxes or Other Taxes.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN (or applicable successor form) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8EC1 (or applicable successor form),

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of he Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or applicable successor form), or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

      (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of, or realized the benefit of a credit or reduction in respect of, any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.04, it shall pay over such refund, credit or reduction to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
3.04 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction) within 90 days of receipt or realization; provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund, credit or reduction to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      SECTION 4.01. Conditions to Initial Credit Extension. No Lender or LC Issuer shall be required to make any Credit Extension hereunder, unless and until the conditions specified below shall have been satisfied:

            (i) the Administrative Agent shall have received the fees provided to be paid pursuant to the Fee Letter;

            (ii) the Borrower shall have paid in full all outstanding loans, interest thereon, fees and other sums payable under the Prior Credit Agreement; and

            (iii) the Administrative Agent shall have received each of the following items (with all documents required below, except as otherwise specified, to be dated the Closing Date, which date shall be the same for all such documents, and each of such documents to be in form and substance satisfactory to the Administrative Agent, to be fully and properly executed by all parties thereto,

      (a) From the Borrower, (1) a Revolving Credit Note payable to the order of each Lender that has requested a Revolving Credit Note in accordance with this Agreement; and (2) the Swing Line Note.

      (b) From the Borrower, the Mortgage Banking Pledge Agreement, together with the original Mortgage Banking Note, an allonge endorsing the same to the Administrative Agent and such other documents provided to be delivered pursuant to the Mortgage Banking Pledge Agreement.

      (c) From NVR Funding II, the Subordination Agreement.

      (d) Written opinions addressed to the Lenders, and in form and substance satisfactory to the Administrative Agent, from counsel to the Borrower and NVR Funding II.

      (e) The following supporting documents with respect to the Borrower and NVR Funding II (as applicable): (1) a copy of its certificate or articles of incorporation certified as of a date reasonably close to the Closing Date to be a true and accurate copy by the Secretary of State of its state of incorporation; (2) a certificate of that Secretary of State, dated as of a date reasonably close to the Closing Date, as to its existence and good standing and, in the case of the Borrower, a certificate of the Secretary of State of each jurisdiction, other than its state of incorporation, in which it does business, as to its qualification as a foreign corporation; (3) a copy of its by-laws, certified by its secretary or assistant secretary to be a true and accurate copy in effect on the Closing Date; (4) a certificate of its secretary or assistant secretary as to the incumbency and signatures of its officers or other Persons who have executed any documents on its behalf in connection with the transactions contemplated by this Agreement; (5) a copy of resolutions of its Board of Directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such Board of Directors, authorizing the execution and delivery (in the case of the Borrower) of this Agreement and the other Loan Documents and (in the case of NVR Funding II) the Subordination Agreement and the performance by it of all its obligations thereunder; and (6) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.

      (f) Certificates signed by a duly authorized officer of the Borrower stating that: (1) the representations and warranties of the Borrower contained in Article V hereof are correct and accurate on and as of the Closing Date as though made on and as of the Closing Date and (2) no event has occurred and is continuing which constitutes a Default or Unmatured Default hereunder.

      (g) The certified financial statements provided for in Section 6.04(b) and
Section 6.04(c) hereof for the quarter ending September 30, 2005.

      (h) The report provided for in Section 6.04(g) hereof for the quarter ending September 30, 2005.

      (i) The compliance certificate and report provided for in Section 6.04(h) hereof for the quarter ending September 30, 2005.

      (j) Such other documents as the Administrative Agent or its counsel may reasonably request.

      SECTION 4.02. Conditions Precedent to All Credit Extensions.

      (a) No Lender or LC Issuer shall be required to make any Credit Extension (excluding any Borrowing that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Borrowings), unless on the applicable Credit Extension Date:

            (i) The Administrative Agent shall have received a Borrowing Request as provided in Section 2.03 or (if applicable) the Administrative Agent and LC Issuer and (if applicable) Administrative Agent shall have received the notice, Facility LC Application and other documents provided for in
      Section 2.19.3;

            (ii) The representations and warranties of the Borrower contained in
      Article V hereof are true and correct as of such Borrowing Date or Issuance Date except for changes permitted by the terms of this Agreement and other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date; provided, however, that for the purposes hereof, (A) from and after the date of delivery by the Borrower pursuant to Section 6.04(a) of the consolidated financial statements for the year ended December 31, 2005, the references in Section 5.03 to "Borrower Audited Financial Statements" shall be deemed to be references to the annual audited financial statements most recently delivered by the Borrower pursuant to Section 6.04(a) as of the date of such request for a Credit Extension; (B) from and after that date of delivery by the Borrower pursuant to Section 6.04(b) of its consolidated financial statements for the quarter ending March 31, 2006, the references in Section 5.03 to "Borrower Unaudited Financial Statements" shall be deemed to be references to the quarterly unaudited financial statements most recently delivered by the Borrower pursuant to Section 6.04(b) as of the date of such request for a Credit Extension and (C) from and after the date of delivery by the Borrower pursuant to Section 6.04(l) or Section 6.04(m) of a revised Schedule III, the references to "Schedule III" in Section 5.13 shall be deemed to be references to the revised Schedule III most recently delivered by the Borrower pursuant to Section 6.04(l) or Section 6.04(m) as of the date of such request for a Credit Extension;

            (iii) There exists no Default or Unmatured Default;

            (iv) The making of the Credit Extension will not result in any Default or Unmatured Default;

            (v) If the Borrower does not have an Investment Grade Rating at the time of such Credit Extension, the Borrower will be in compliance with the Borrowing Base Limitation after such Credit Extension; and

            (vi) The Borrower would be in compliance with the covenants contained in Sections 7.01, 7.03 and 7.04 if determined as of the applicable Credit Extension Date.

            Each Borrowing Request and each request by the Borrower for a Facility LC or for a Modification shall constitute a representation and warranty by the Borrower that all of the conditions contained in this Section 4.02 have been satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to each of the Lenders that:

      SECTION 5.01. Organization, Powers, etc. The Borrower and each of its Significant Subsidiaries (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture, except where such failure to qualify would not have a Material Adverse Effect on the Borrower or such Subsidiary.

      SECTION 5.02. Authorization and Validity.

      (a) Loan Documents. The Borrower has the power and authority to execute and deliver this Agreement and the other Loan Documents and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and the other Loan Documents and its performance of its obligations hereunder and thereunder and any and all actions taken by it (i) have been duly authorized by all requisite corporate action, (ii) will not violate or be in conflict with (A) any provisions of law (including, without limitation, any applicable usury or similar law), (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate or articles of incorporation or bylaws, (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which it is a party or by which it or any of its or its Subsidiaries' properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt Securities of the Borrower were issued), and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement and the other applicable Loan Documents has been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the applicable Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      (b) Subordination Agreement. NVR Funding II has the power and authority to execute and deliver the Subordination Agreement and to perform all its obligations thereunder. The execution and delivery by NVR Funding II of the Subordination Agreement and its performance of its obligations thereunder and any and all actions taken by it (i) have been duly authorized by all requisite corporate action, (ii) will not violate or be in conflict with (A) any provisions of law, (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government or (C) any provision of its certificate or articles of incorporation or bylaws, (ii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such NVR Funding II is a party or by which it or any of its properties or assets is or may be bound and (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. The Subordination Agreement has been duly executed and delivered by NVR Funding II and constitutes the legal, valid and binding obligation of NVR Funding II enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally.

      (c) Guaranty. As of the date on which each Guarantor (if any) executes a Guaranty, such Guarantor shall have the power and authority to execute and deliver such Guarantor and to perform all its obligations thereunder. The execution and delivery by each such Guarantor of such Guaranty and its performance of its obligations thereunder and any and all actions by it (i) shall have been duly authorized by all requisite corporate action, (ii) will not violate or be in conflict with (A) any provisions of law, (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government or (C) any provision of its certificate or articles of incorporation or bylaws or other organizational documents, (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage or time or both) a default under any indenture, agreement or other instrument to which such Guarantor is a party or by which it or any of its properties or assets is or may be bound and (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each such Guaranty, upon its delivery to the Administrative Agent, shall have been duly executed and delivered by such Guarantor and shall constitute the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally.

      SECTION 5.03. Financial Statements. The Borrower heretofore has provided to the Lenders (i) the consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2004, and the related consolidated statements of earnings, stockholders' equity and cash flows for the 12-month period ended on that date, audited and reported upon by December 31, 2004, independent certified public accountants (the "Borrower Audited Financial Statements"), and (ii) the consolidated balance sheet of the Borrower as of September 30, 2005, and the consolidated statements of earnings and cash flows of the Borrower and its Subsidiaries for the three-month period ended on that date, unaudited but certified to be true and accurate (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower (the "Borrower Unaudited Financial Statements"). Those financial statements and reports (subject, in the case of the Borrower Unaudited Financial Statements, to normal year-end audit adjustments), and the related notes and schedules (if any), (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby,
(b) present fairly the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and (c) present fairly the consolidated shareholders' equity, results of operations and cash flows of the Borrower and its Subsidiaries at the date and for the period covered thereby. The Borrower Audited Financial Statements show all material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the end of the period covered thereby (including, without limitation, liabilities for taxes and material commitments) to the extent required by GAAP.

      SECTION 5.04. No Material Adverse Effect. Since the date of the Borrower Audited Financial Statements, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.05. Title to Property. Each of the Borrower and its Subsidiaries has good title to the Property owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the "Recent Balance Sheet") or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet. All such Property owned by the Borrower and its Subsidiaries is free and clear of all Mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except as reflected in the Recent Balance Sheet, and none of those Mortgages, Liens, charges or other encumbrances, individually or in the aggregate, prevents or has a Material Adverse Effect upon the use by the Borrower or any of its Subsidiaries of any of its Property as currently conducted or as planned for the future.

      SECTION 5.06. Litigation. There is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay any Credit Extension. Neither the Borrower nor any of its Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect. Neither the Borrower nor any of the its Subsidiaries has any material contingent obligations not provided for or disclosed in the Borrower Audited Financial Statements to the extent required to be so disclosed in accordance with GAAP.

      SECTION 5.07. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no tax Lien has been filed or asserted exists. The review by the Internal Revenue Service of the United States income tax returns of the Borrower and its Subsidiaries through the fiscal year ended December 31, 2001 has closed. No tax Liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      SECTION 5.08. Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or is subject to any charter or other restriction that could reasonably be expected to have a Material Adverse Effect on it. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any Material Indebtedness Agreement.

      SECTION 5.09. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      SECTION 5.10. Use of Proceeds. No part of the proceeds of any of the Loans will be used to purchase or carry any such margin stock (other than any repurchase of stock of the Borrower permitted by this Agreement) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

      SECTION 5.11. Consents, etc. No order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by the Borrower of this Agreement or the other applicable Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof or the due and valid execution, delivery and performance by NVR Funding II of the Subordination Agreement or the legality, validity, binding effect or enforceability of any of the terms provisions or conditions thereof or, if and when any Guaranty is delivered, the due and valid execution, delivery and performance by the Guarantor of such Guaranty or the legality, validity, binding effect or enforceability of any of the terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by Borrower or any of its Significant Subsidiaries of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except where the failure to obtain the same would not have a Material Adverse Effect on the Borrower or such Subsidiary.

      SECTION 5.12. Compliance with Applicable Laws. The Borrower and its Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it.

      SECTION 5.13. Subsidiaries; Joint Ventures. Schedule III hereto contains a complete and accurate list of (a) all Subsidiaries of the Borrower, including, with respect to each Subsidiary, (i) its state of incorporation, (ii) all jurisdictions (if any) in which it is qualified as a foreign corporation, (iii) the number of shares of its Capital Stock outstanding, and (iv) the number and percentage of those shares owned by the Borrower and/or by any other Subsidiary, and (b) each Joint Venture, including, with respect to each such Joint Venture,
(i) its jurisdiction of organization, (ii) all other jurisdictions in which it is qualified as a foreign entity and (c) all

Persons that are parties thereto and their respective percentage ownership interests. All the outstanding shares of Capital Stock of each Subsidiary of the Borrower are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Capital Stock of each Subsidiary owned by the Borrower or another Subsidiary as specified in Schedule III are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever. Neither the Borrower nor Subsidiary owns of record or beneficially any shares of the Capital Stock or other equity interests of any Person, except the Subsidiaries and Joint Ventures listed in Schedule III hereto. Neither the Borrower nor any Guarantor has any Indebtedness to any other Subsidiary of the Borrower except for the NVR Funding II Note.

      SECTION 5.14. Mortgage Banking Pledge Agreement. Pursuant to the Mortgage Banking Pledge Agreement, the Borrower has pledged to the Administrative Agent, and the Administrative Agent has a perfected first priority security interest in, the Mortgage Banking Note.

      SECTION 5.15. ERISA. There exists no Plan, and the Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

      SECTION 5.16. Environmental Matters. Neither the Borrower nor any Subsidiary has knowledge that, or has received any notice to the effect that, its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect. In April 2005, the United States Environmental Protection Agency notified the Borrower that the Borrower was allegedly in violation of Section 308(a) of the Clean Water Act at a construction site in Pennsylvania, the details of which are described in the Borrower's Form 10-Q filed on November 3, 2005 with the SEC. The Borrower does not believe that such alleged violation could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 5.19. Subordinated Debt. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt, which outstanding Subordinated Debt as of the Closing Date is identified in Schedule V.

      SECTION 5.20. Insurance. The Borrower and its Subsidiaries maintain insurance in accordance with the provisions of Section 6.06.

      SECTION 5.21. No Misrepresentation. No representation or warranty by the Borrower contained herein or made hereunder and no certificate, schedule, exhibit, report or other document provided by the Borrower or any Subsidiary in connection with the transactions contemplated hereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, termination of all Facility LCs and termination of all Commitments, unless the Required Lenders otherwise shall consent in writing, the Borrower will:

      SECTION 6.01. Existence, Properties, etc. Do or cause to be done, and cause each of its Significant Subsidiaries to do or cause to be done, all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business except where the failure to qualify would not have a Material Adverse Effect on the Borrower or such Subsidiary. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Borrower and its Subsidiaries shall at all times be the Homebuilding Business.

      SECTION 6.02. Notice. Give prompt written notice to the Administrative Agent of (a) any proceeding instituted by or against the Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body, federal, state or local, or any such proceedings threatened against the Borrower or any Subsidiary in writing by any federal, state or other governmental agency, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Borrower or any Subsidiary,
(b) any Default or Unmatured Default or (c) any other Event which could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.03. Payments of Debts, Taxes, etc. Pay, and cause each of its Subsidiaries to pay, all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or any Subsidiary or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.03 if the Borrower or any Subsidiary shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

      SECTION 6.04. Accounts and Reports. Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting established and administered in accordance with GAAP, and provide to the Lenders the following:

      (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by KPMG, LLP or another firm of independent certified public accountants of similar recognized standing selected by the Borrower (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required or approved by the Borrower's independent certified public accountants);

      (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that quarter, and the related consolidated statement of earnings and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the Chief Financial Officer of the Borrower, to the best of his knowledge;

      (c) within 45 days after the end of each of the first three quarters, and within 90 days after the end of the fourth quarter, of each fiscal year of the Borrower, a consolidating balance sheet of NVR (in a form acceptable to the Administrative Agent) as of the end of that quarter and the related consolidating statement of earnings of NVR (in a form acceptable to the Administrative Agent) for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the Chief Financial Officer of the Borrower, to the best of his knowledge;

      (d) concurrently with the delivery of the financial statements described in subsection (a) above, a certificate signed by the Chief Financial Officer of the Borrower to the effect that, having read this Agreement, and based upon an examination which he deemed sufficient to enable him to make an informed statement, to the best of his knowledge, there does not exist any Default or Unmatured Default, or if such Default or Unmatured Default has occurred, specifying the facts with respect thereto;

      (e) within 90 days after the beginning of each fiscal year of the Borrower, projections, in reasonable detail and in form and substance satisfactory to the Administrative Agent of the balance sheets and of the statements of earnings and cash flow of the Borrower and its Subsidiaries for that fiscal year (on a quarterly basis) and for the immediately succeeding fiscal year (on an annual basis);

      (f) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended) filed by the Borrower with any securities exchange or any governmental authority or commission, except material filed with governmental authorities or commissions relating to the development of Real Estate in the ordinary course of the business of the Borrower or its Subsidiaries and which does not relate to or disclose any Material Adverse Effect;

      (g) within thirty (30) days after the end of each calendar quarter (without regard to whether Borrower is then obligated to comply with the Borrowing Base Limitation), a report, which shall be in form and substance satisfactory to the Administrative Agent, calculating the Borrowing Base, with calculations indicating whether, as of the last day of such quarter, the Borrowing Base exceeds Borrowing Base Debt.

      (h) within 45 days after the end of each quarter of each fiscal year of the Borrower, a compliance certificate which shall be substantially in the form of Exhibit G hereto and otherwise in form and substance satisfactory to the Administrative Agent, with calculations indicating that the Borrower is in compliance, as of the last day of such quarter or fiscal year, as the case may be, with the provisions of Article VII of this Agreement. Without limiting the generality of the foregoing, the Borrower shall provide to the Lenders a report calculating the Mortgage Banking Borrowing Base in form and substance satisfactory to Administrative Agent containing the calculations necessary to indicate that the Borrower is in compliance with the provisions of Sections 6.09 and 7.15, including a certification of the outstanding principal amount of all loans and advances made to each of the applicable Mortgage Banking Subsidiaries, as the case may be, and that all such loans and advances are duly evidenced by the Mortgage Banking Note in the possession of and pledged to the Administrative Agent. The reports furnished pursuant to this subsection (h) shall be certified to be true and correct by the Chief Financial Officer of the Borrower to the best of his knowledge and shall also contain a representation and warranty by the Borrower that it is in full compliance with the provisions of Article VII of this Agreement;

      (i) within 270 days after the close of each fiscal year a statement of the Unfunded Liabilities of each existing Single Employer Plan (if and when applicable), certified as correct by an actuary enrolled under ERISA;

      (j) as soon as possible and in any event within ten (10) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan (if and when applicable), a statement, signed by an Authorized Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

      (k) as soon as possible and in any event within ten (10) days after receipt thereof by the Borrower or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental Law or any federal, state or local health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

      (l) concurrently with the quarterly financial statements described in subsection (b) above or annual financial statements described in subsection (a) above following the end of any quarter in which each new Subsidiary was formed or acquired, the Borrower shall deliver to the Administrative Agent a revised copy of Schedule III to this Agreement, adding thereto the information with respect to such new Subsidiary required by Section 5.13 hereof; and if such new Subsidiary is required to become a Guarantor under Section 6.07 hereof, (i) a Guaranty executed by a duly authorized officer of such new Subsidiary; (ii) a copy of the certificate or articles of incorporation or other organizational documents of such new Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation; (iii) a copy of the bylaws, partnership agreement, operating agreement or other similar organizational document of such new Subsidiary, certified by the secretary or other appropriate officer, partner or member of such Subsidiary; and (iv) if requested by the Administrative Agent, an opinion of the Borrower's counsel in form and substance satisfactory to Administrative Agent, with respect to such Subsidiary and such Guaranty;

      (m) concurrently with the quarterly financial statements described in subsection (b) above or annual financial statements described in subsection (a) above following the end of any quarter in which each new Joint Venture was formed or the Borrower or a Subsidiary acquired an interest therein, the Borrower shall deliver to the Administrative Agent a revised copy of Schedule III to this Agreement, adding thereto the information with respect to such new Joint Venture required by Section 5.13 hereof;

      (n) if requested by the Administrative Agent, copies of each proposed shareholders' agreement, certificate or articles of incorporation, partnership agreement, joint venture agreement or similar organizational instrument or agreement, relating to each Joint Venture, and required each material restatement, modification, amendment or supplement thereto; and

      (o) such supplements to the aforementioned documents and additional information (including, but not limited to, leasing and non-financial information and reports) as the Administrative Agent or any Lender may from time to time reasonably require.

      SECTION 6.05. Access to Premises and Records. At all reasonable times, with reasonable prior notice if no Default has occurred that is continuing, and as often as the Administrative Agent or any Lender may reasonably request, permit, and cause each of its Subsidiaries to permit, authorized representatives and agents (including accountants) designated by the Administrative Agent or a Lender to (a) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) examine, and make copies of or excerpts from, those books and records and (c) upon reasonable notice to the Borrower,

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

discuss the respective affairs, finances and operations of the Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers and directors.

      SECTION 6.06. Maintenance of Properties and Insurance. Maintain, and cause each of its Subsidiaries to maintain, all its properties and assets in good working order and condition and make, and cause each of its Subsidiaries to make, all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain, and cause each of its Subsidiaries to maintain (a) adequate insurance, by financially sound and reputable insurers, on all properties of the Borrower and its Subsidiaries which are of character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Estate which is subject of an Equity Investment by the Borrower or its Subsidiaries, to the extent normally carried by prudent builder-developers) against loss or damage resulting from fire, or other risks insured against by extended coverage and of the kind customarily insured against by those Persons,
(b) adequate public liability insurance against tort claims which may be incurred by the Borrower or its Subsidiaries, and (c) such other insurance as may be required by law. Upon the request of the Administrative Agent, the Borrower will furnish to the Lenders full information as to the insurance carried.

      SECTION 6.07. Financing: New Investing. Give the Administrative Agent advance written notice of the establishment or formation of any new Joint Venture or new Subsidiary, which such new Subsidiary shall (except as otherwise herein provided) become a Guarantor by and effective upon compliance with the provisions of Section 6.04(n); provided, however, that (a) nothing in this
Section 6.07 shall be deemed to authorize the Borrower or any of its Subsidiaries to enter into any such transaction if the same would violate any of the limitations set forth in Article VII hereof, (b) such Subsidiary shall not be required to deliver a Guaranty if (i) such Subsidiary is a Mortgage Banking Subsidiary or (ii) applicable laws or regulations (such as, by way of example, laws regulating insurance companies) prohibit such Subsidiary from delivering a Guaranty, (c) a Subsidiary that is not a Wholly-Owned Subsidiary shall not be required to deliver a Guaranty and (d) NVR Rymarc Homes of South Carolina, LLC shall not be required to deliver a Guaranty.

      SECTION 6.08. Compliance with Applicable Laws. Promptly comply with, conform to and obey, and cause each of its Subsidiaries to promptly comply with, conform to and obey, in all material respects, all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Borrower, its Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System.

      SECTION 6.09. Advances to the Mortgage Banking Subsidiaries. Cause the Mortgage Banking Subsidiaries to execute and deliver the Mortgage Banking Note in order to evidence all loans and advances that now exist or are hereafter made by the Borrower or any Subsidiary (other than by NVRMF to another Mortgage Banking Subsidiary) to any of the Mortgage Banking Subsidiaries, respectively, and deposit the original Mortgage Banking Note with Administrative Agent and pledge the same to Administrative Agent for the benefit of the Lenders pursuant to the Mortgage Banking Pledge Agreement; provided, however, that as long as NVRMF is the only Mortgage Banking Subsidiary receiving such loans or advances, the NVRMF Note shall constitute the Mortgage Banking Note. At all times the principal amount of

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

the Mortgage Banking Note held by Administrative Agent must equal or exceed the aggregate principal amount of all loans and advances made by the Borrower or any Subsidiary (other than by NVRMF to another Mortgage Banking Subsidiary) to the Mortgage Banking Subsidiaries, and upon the request of Administrative Agent, the Borrower shall obtain and deliver to the Administrative Agent specific written acknowledgments from each of the Mortgage Banking Subsidiaries to the effect that loans and advances theretofore made by the Borrower or any Subsidiary (other than by NVRMF to another Mortgage Banking Subsidiary) to such Mortgage Banking Subsidiaries are evidenced by the Mortgage Banking Note. In the event that after the Agreement Date the Borrower or any Subsidiary organizes or acquires any Mortgage Banking Subsidiary, such Mortgage Banking Subsidiary shall, prior to receiving any loans or advances from the Borrower or any Subsidiary (other than by NVRMF to another Mortgage Banking Subsidiary), join in and become a maker of a replacement Mortgage Banking Note, such new Mortgage Banking Note shall be deposited with and pledged to the Administrative Agent pursuant to a Mortgage Banking Pledge Agreement, and all references in this Agreement to Mortgage Banking Subsidiaries shall thereafter be deemed references to all such Mortgage Banking Subsidiaries.

      SECTION 6.10. Use of Proceeds. Use the proceeds of the Loans, and cause such proceeds to be used, solely for working capital and general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) (other than any repurchase of stock of the Borrower permitted by the Agreement) or to make any Acquisition that is not permitted hereunder.

      SECTION 6.11. Publicly Traded Company. Be and at all times remain a publicly traded company listed on a nationally-recognized United States stock exchange and comply with all applicable rules and regulations necessary to maintain such listing.

      SECTION 6.12. Special Purpose Subsidiaries.

      (a) NVR Funding II Note. Cause the maturity date of the NVR Funding II Note to be at all times at least one year later than the Facility Termination Date.

      (b) Termination of Management Agreement. If at any time a payment is made to NVR Services that is prohibited by Section 7.16(d), terminate the Management Agreement if directed to do so by the Administrative Agent (at the direction of the Required Lenders).

      (c) Termination of License Agreement. If at any time a payment is made to RVN that is prohibited by Section 7.16(d), terminate the License Agreement if directed to do so by the Administrative Agent (at the direction of the Required Lenders).

      (d) Subordination Agreement. At all times cause the payment of the NVR Funding II Note to be subordinated to the Obligations pursuant to a Subordination Agreement in the form attached hereto as Exhibit H (the "Subordination Agreement").

      SECTION 6.13. Mortgage Banking Pledge Agreement. At all times cause the Obligations to be secured by a first priority pledge of and security interest in the Mortgage Banking Note in favor of the Administrative Agent for the ratable benefit of the Lenders.

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                                  ARTICLE VII

                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, termination of all Facility LCs and termination of the Commitments, unless the Required Lenders otherwise shall consent in writing, the Borrower will not, either directly or indirectly:

      SECTION 7.01. Minimum Adjusted Consolidated Tangible Net Worth. Permit Adjusted Consolidated Tangible Net Worth to be less than Minimum Net Worth at the end of any fiscal quarter.

      SECTION 7.02. Borrowing Base Limitation. At any time at which the Borrower does not have an Investment Grade Rating, permit the aggregate outstanding principal amount of all Borrowing Base Debt to exceed the Borrowing Base at such time (the "Borrowing Base Limitation").

      SECTION 7.03. Maximum Leverage Ratio. Permit the Leverage Ratio to exceed 50% at the end of any fiscal quarter.

      SECTION 7.04. Interest Coverage Ratio. Permit the Interest Coverage Ratio to be less than 2.0 to 1.0 at the end of any fiscal quarter.

      SECTION 7.05. Guaranties. Make or suffer to exist, or permit any of its Subsidiaries to make or suffer to exist, any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of the Borrower, a Subsidiary or Joint Venture) or otherwise assume, guarantee or in any way become contingently liable or responsible for obligations of any other Person, whether by agreement to purchase those obligations of any other Person, or by agreement for the furnishing of funds through the purchase of goods, supplies or services (whether by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the obligations of any other Person, except for: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) guaranties by Non-Guarantors of obligations of the Borrower or of any of its Subsidiaries; (c) any Guaranty delivered hereunder; and (d) obligations under reimbursement agreements relating to Letters of Credit obtained in the ordinary course of business.

      SECTION 7.06. Sale of Assets; Acquisitions; Merger.

      (a) Sell or permit any of its Subsidiaries to sell any Property other than in the ordinary course of its business (including, without limitation, the sale of Units, furnishings from Model Units and obsolete equipment).

      (b) Do, or permit any of its Subsidiaries to do, any of the following:

            (i) sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or

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

      hereafter acquired) of the Borrower and the Subsidiaries (on a consolidated basis) except for the sale of inventory in the ordinary course of business;

            (ii) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

            (iii) dissolve, liquidate or wind up its business by operation of law or otherwise; or

            (iv) distribute to the stockholders of the Borrower any Securities of any Subsidiary;

provided, however, that (A) any Subsidiary of the Borrower (other than NVRMF) may dissolve, provided, that (1) immediately following such dissolution, the Borrower or another Subsidiary succeeds to all of the assets of such dissolved Subsidiary, (2) a Guarantor may dissolve only if the Borrower or another Guarantor succeeds to all the assets of such dissolved Guarantor and (3) NVR Funding II may dissolve only if (a) the NVR Funding II Note is cancelled and not replaced or (b) the successor holder of the NVR Funding II Note promptly executes and delivers to the Administrative Agent a replacement Subordination Agreement, and (B) the Borrower and any Subsidiary may merge or consolidate with another Person in connection with an Acquisition permitted under paragraph (c) below, if (and only if), (1) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (2) in the case of a merger involving a Subsidiary of the Borrower and a Person that is not a Subsidiary, such Subsidiary is the surviving Person, (3) the Borrower would be in compliance with the covenants contained in Sections 7.01, 7.03 and 7.04 if determination of such compliance were made immediately following such merger and (4) such occurrence shall not constitute or give rise to a Default or Unmatured Default or a default in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound.

      (c) Engage or permit any of its Subsidiaries to engage in any Acquisition, other than Land purchases permitted by Section 7.12, unless (i) the primary business that is the subject of such Acquisition is the Homebuilding Business,
(ii) the consideration paid in such Acquisition is less than $50,000,000, (iii) the board of directors or other governing body of the Person that is the subject of such Acquisition approves such Acquisition and (iv) immediately prior to, and immediately after, such Acquisition, no Default or Unmatured Default exists.

      SECTION 7.07. Investments. Purchase or otherwise acquire, hold or invest in the Securities (whether Capital Stock or instruments evidencing debt) of, make loans or advances to, enter into any arrangements for the purpose of providing funds or credit to, or make any Equity Investment in, any Person which does not become a Guarantor upon the making of the investment, or permit any of its Subsidiaries to do any of the foregoing, except for:

            (i) Investments in the Mortgage Banking Subsidiaries as of the Agreement Date and additional loans or advances to the Mortgage Banking Subsidiaries, subject to the limitations contained in Sections 6.09 and 7.15;

            (ii) Investments in Non-Guarantors (including (A) any Investment in the Special Purpose Subsidiaries and (B) any equity Investment in the Mortgage Banking

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

      Subsidiaries made after the Agreement Date) and Joint Ventures, provided that the aggregate of all such Investments, loans and advances outstanding at any time in this clause (ii) (excluding the Borrower's interest in NVR Funding II to the extent that the Borrower's Investment therein was financed by the NVR Funding II Note) shall not exceed thirty percent (30%) of Adjusted Consolidated Tangible Net Worth,

            (iii) Investments in Guarantors;

            (iv) mortgage loans made by the Mortgage Banking Subsidiaries in the ordinary course of business;

            (v) Lot Option Deposits made by Borrower in the ordinary course of business;

            (vi) trade or customer accounts arising in the ordinary course of business;

            (vii) direct obligations of the United States Treasury, including Treasury bills, notes and bonds;

            (viii) securities of agencies of the United States Government which carry the direct or implied guarantee of the United States Government including, but not limited to, Government National Mortgage Association
      (GNMA), Federal Home Loans Bank (FHLB), Federal Farm Credit Bank (FFCB), Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Student Loan Marketing Association (SLMA), World Bank and Tennessee Valley Authority;

            (ix) certificates of deposit, eurodollar time deposits, eurodollar certificates of deposits, Yankee certificates of deposit, bankers acceptances or bank money market accounts which are issued by any bank or savings and loan association whose short-term debt is rated either "A1" or comparable by S&P or "P1" or comparable by Moody's, or a comparable rating by Fitch or Thompson's Bank Watch, or if such an institution is a Subsidiary, then its parent corporation may have such a rating;

            (x) commercial paper or finance company paper which is rated not less than prime-one or "A-1" or their equivalent by Moody's or S&P or comparable Fitch rating;

            (xi) corporate bonds or debentures including auction rate securities and variable rate demand notes rated either "AA" or comparable by S&P or "Aa2" or comparable by Moody's or comparable Fitch rating;

            (xii) short-term tax exempt securities including municipal notes, commercial paper, auction rate securities and floating rate/variable rate demand notes rated at least "A1" or "P1";

            (xiii) repurchase agreements collateralized by assets of the type described in clauses (vii) through (xii) above;

            (xiv) money market funds regulated by the United States Government under Investment Company Act rule 2a-7 and investment funds advised by a Registered

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      Investment Advisor under SEC rule 3c7, which funds shall have as their highest priority the preservation of principal and, therefore, seek to maintain a fixed share price;

            (xv) "yield enhanced" funds which, with the exception of including assets whose final maturity exceeds the 397-day maturity allowable under Investment Company Act rule 2a7, comply with such rule and which funds shall have as their highest priority the preservation of principal and, therefore, seek to maintain a fixed share price;

            (xvi) mutual funds that are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $5,000,000,000 and whose underlying assets consist of the types of instruments enumerated herein;

            (xvii) existing Investments (other than as contemplated in the other clauses of this Section 7.07) as described in Schedule V hereto; and

            (xviii) repurchases of the Borrower's Capital Stock to the extent permitted by Section 7.18.

      SECTION 7.08. Disposition; Encumbrance or Issuance of Certain Stock. Sell, transfer or otherwise dispose of, or pledge, grant a security interest, equity interest or other beneficial interest in or otherwise encumber any of the outstanding shares of Capital Stock of any Mortgage Banking Subsidiary or Special Purpose Subsidiary, or permit any Subsidiary of the Borrower to do any of the foregoing or permit any Mortgage Banking Subsidiary or Special Purpose Subsidiary to sell, issue or otherwise transfer any shares of its Capital Stock to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower.

      SECTION 7.09. Subordinated Debt. Amend or modify any indenture, note or other agreement evidencing or governing any Subordinated Debt, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Debt, or permit any Subsidiary to do any of the foregoing.

      SECTION 7.10. Unit Inventory. At any time at which the Borrower does not have an Investment Grade Rating, permit the total number of Model Units and Spec Units owned by the Borrower and the Guarantors at any time to exceed the greater of (a) 25% of the total number of Unit Closings during the immediately preceding 12-month period or (b) 50% of the total number of Unit Closings during the immediately preceding six-month period.

      SECTION 7.11. Intentionally Omitted.

      SECTION 7.12. Land Purchases. Purchase or acquire or otherwise hold title to, or permit any of its Subsidiaries to purchase, acquire or otherwise hold title to, any Land except for (a) Finished Lots and (b) land owned by a Person at the time of the Acquisition by the Borrower or a Subsidiary of the business, assets or Securities of such Person, provided (i) such Acquisition is consummated for purposes other than obtaining direct or indirect ownership of such Land, (ii) such Acquisition is otherwise permitted hereunder and (iii) such Land is an incidental part of such Person's assets.

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

      SECTION 7.13. No Margin Stock. Use, or permit the use of, any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) (other than any repurchase of stock of the Borrower permitted by the Agreement).

      SECTION 7.14. Transactions with Affiliates. Enter into, or permit any Subsidiary to enter into, any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms'-length transaction.

      SECTION 7.15. Restrictions on Advances to Mortgage Banking Subsidiaries. Subject to Section 7.07, (a) make or permit any Subsidiary (other than NVRMF) to make any loan or advance to a Mortgage Banking Subsidiary, except for loans and advances from the Borrower to NVRMF (or to any other Mortgage Banking Subsidiary that may hereafter execute and deliver a Mortgage Banking Note) which are made under, and evidenced by, the Mortgage Banking Note that is in the possession of and pledged to Administrative Agent, (b) permit the aggregate amount of all loans and advances made to the Mortgage Banking Subsidiaries outstanding at any time to exceed the amount by which the Mortgage Banking Borrowing Base exceeds the sum of (i) Indebtedness under the Mortgage Banking Warehouse Facility plus
(ii) all other Indebtedness of the Mortgage Banking Subsidiaries (excluding Secured Indebtedness secured by, and obligations under repurchase agreements with respect to, Property not included in the Mortgage Banking Borrowing Base);
(c) assign, transfer, pledge, hypothecate or encumber in any way the Mortgage Banking Note, any interest therein or any sums due or to become due thereunder, other than the pledge thereof to the Administrative Agent hereunder; (d) modify, amend, extend or in any way change the terms of the Mortgage Banking Note; (e) make any principal advances to any Mortgage Banking Subsidiary, under the Mortgage Banking Note or otherwise, at any time after the occurrence and during the continuance of a Default or Unmatured Default; or (f) except as may otherwise be provided in the Mortgage Banking Warehouse Facility, permit a Mortgage Banking Subsidiary to enter into any agreement or agreements which (i) in any way restrict the payment of dividends by such Mortgage Banking Subsidiary or (ii) individually, or in the aggregate, impose any restriction on the repayment of any indebtedness of a Mortgage Banking Subsidiary to any Person (including, without limitation, the indebtedness payable under the Mortgage Banking Note).

      SECTION 7.16. Special Purpose Subsidiaries.

      (a) Indebtedness. Permit any of the Special Purpose Subsidiaries to incur any Indebtedness or to have any creditors, other than (x) with respect to NVR Services, employee and employment expenses and other related expenses, in each case as incurred by NVR Services in the performance of its obligations under the Management Agreement, (y) federal, state and local taxing authorities and (z) other third party trade creditors (unaffiliated with the Borrower) in connection with the operation by the Special Purpose Subsidiaries of their respective ordinary course business operations (as such business operations are limited by this Section 7.16), provided that the aggregate amount owing to such other trade creditors shall at no time exceed $50,000 for any one of the Special Purpose Subsidiaries.

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

      (b) Business Operations. Permit any of the Special Purpose Subsidiaries to conduct any business operations, except for the financing services provided by NVR Funding II to the Borrower, the management services provided by NVR Services to the Borrower pursuant to the Management Agreement as in effect on the date hereof and the ownership and licensing to the Borrower by RVN of the trademarks provided for in the License Agreement.

      (c) Cash Balance. Permit any of the Special Purpose Subsidiaries to maintain cash balances in excess of $20,000, except that (x) NVR Funding II will be permitted, on a monthly basis, to receive a cash interest payment on the NVR Funding II Note in accordance with the terms thereof in an amount not to exceed $4,800,000 per month, provided that all cash amounts held by NVR Funding II in excess of $20,000 shall be distributed to the Borrower by way of dividends, payments under the Tax Sharing Agreement or otherwise within five Business Days after its receipt thereof, (y) NVR Services will be permitted to receive, on a monthly basis, cash payments from the Borrower in the nature of the profit charge due from the Borrower under the Management Agreement in accordance with the terms thereof, provided that all cash amounts held by NVR Services in excess of $20,000 shall be distributed to the Borrower by way of dividends, payments under the Tax Sharing Agreement or otherwise within five Business Days after its receipt thereof and (z) RVN will be permitted to receive cash payments provided for in the License Agreement in accordance with the terms thereof, provided that all cash amounts held by RVN in excess of $20,000 shall be distributed to the Borrower by way of dividends or otherwise within five (5) Business Days after its receipt thereof.

      (d) Payments. Make or permit any Subsidiary to make any payment to any Special Purpose Subsidiary except (i) the payments provided for in Section 7.16
(c) and (ii) that the Borrower may pay to NVR Funding II a fee in connection with its agreement to subordinate the payment of the NVR Funding II Note to the Obligations pursuant to the Subordination Agreement, which fee shall not exceed $500,000.

      (e) Amendments. Amend or permit the amendment of, or the termination of, the Management Agreement, the NVR Funding II Note or the License Agreement without the prior written consent of the Required Lenders, except that the maturity date of the NVR Funding II Note may be extended without such consent.

      SECTION 7.17. Liens and Encumbrances.

      (a) Negative Pledge. Grant or suffer or permit to exist any Liens on any of its or its Subsidiaries' rights, properties or assets other than Permitted Liens.

      (b) No Agreement for Negative Pledge. Agree, or permit any of its Subsidiaries to agree, with any third party not to create, assume or suffer to exist any Lien securing the Obligations on or of any of its property, real or personal, whether now owned or hereafter acquired, except that the terms of any Secured Indebtedness permitted hereunder may prohibit Liens on the collateral securing such Secured Indebtedness.

      SECTION 7.18. Dividends and Distributions. Declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own Capital Stock or distributions of its Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding or permit any Subsidiary to do any of the foregoing, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of the Borrower and (ii) the Borrower may declare and pay dividends on, or redeem, repurchase or otherwise acquire or retire, its Capital Stock, provided that (x) no Default under Section 8.01(b) shall exist, (y) the Borrower was in compliance with Sections 7.01, 7.02 (if applicable) and 7.04 as of the end of the then most recent fiscal quarter and (if Section 7.02 is applicable) with the Borrowing Base Limitation as of the end of the then most recent month and (z) on the date on which such dividends are declared or paid, or such Capital Stock is redeemed, repurchased or otherwise acquired, and after giving effect thereto, the Borrower would be in compliance with its covenants under Sections 7.01 and
7.03 of this Agreement if tested as of such day.

      SECTION 7.19. Indebtedness to Subsidiaries. Incur or suffer to exist or permit any Guarantor to incur or suffer to exist Indebtedness to any Subsidiary of the Borrower (except for the NVR Funding II Note, with respect to which NVR Funding II has executed and delivered the Subordination Agreement) unless the Subsidiary that holds such Indebtedness shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, a subordination agreement, satisfactory to the Administrative Agent in form and substance, subordinating such Indebtedness to the Obligations.

      SECTION 7.20. Plans. Establish or permit to be established any Plan.

      SECTION 7.21. No Misrepresentation. Deliver or permit any Subsidiary to deliver any certificate, schedule, exhibit, report or other document in connection with this Agreement or the transactions contemplated hereby that contains a misstatement of a material fact or that omits to state a material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which made, not misleading.

                                  ARTICLE VIII

                                    DEFAULTS

      SECTION 8.01. Defaults. The occurrence of any one or more of the following Events shall constitute a "Default":

      (a) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or LC Issuer under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      (b) Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any fee or other Obligations under any of the Loan Documents within five days after the same becomes due.

      (c) The breach by the Borrower of any of the terms or provisions of (i) Sections 6.04(a), (b), (c), (d), (e), (f), (g), (h), (l) or (m), which breach is not remedied within five (5) Business Days after written notice of such breach has been given to the Borrower by the

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Administrative Agent or (ii) Sections 6.02, 6.09, 6.10, 6.11, 6.12, 6.13, 7.01,
7.02, 7.03, 7.04, 7.06, 7.08, 7.09, 7.12, 7.13, 7.15, 7.16, 7.17, 7.18, 7.20 or
7.21.

      (d) The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Section 8.01) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after the first to occur of actual knowledge thereof by an Authorized Officer or notice to the Borrower from the Administrative Agent.

      (e) Failure of the Borrower or any of its Significant Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Significant Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Significant Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Significant Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      (f) The Borrower or any of its Significant Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this subsection (f) or (vi) fail to contest in good faith any appointment or proceeding described in subsection (g).

      (g) Without the application, approval or consent of the Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in subsection (f) above shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days.

      (h) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Significant Subsidiaries which, when taken together with all other Property of the Borrower and its Significant Subsidiaries so condemned, seized, appropriated, or taken custody or control

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

of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

      (i) The Borrower or any of its Significant Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      (j) Any Change in Control shall occur.

      (k) The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

      (l) The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

      (m) Any Guaranty delivered pursuant hereto shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

      (n) Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

      (o) The representations and warranties set forth in Section 5.15 shall at any time not be true and correct.

      SECTION 8.02. Remedies. (i) If any Default described in Section 8.01(f) or
(g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender or LC Issuer and the Borrower will also be and become thereby unconditionally obligated, without any further notice, act or demand, to make such payments as are provided for in Section 2.13.11. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the

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

obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, make such payments as are provided for in Section 2.13.11.

            (ii) If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 8.01(f) or (g) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      SECTION 8.03. Preservation of Rights. No delay or omission of the Administrative Agent or any Lender or LC Issuer to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 10.02(b), and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the Lenders and the LC Issuers until the Obligations have been paid in full.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

      SECTION 9.01. Appointments. Each of the Lenders and LC Issuers hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such actions and powers as are reasonably incidental thereto.

      SECTION 9.02. Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

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

      SECTION 9.03. Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      SECTION 9.04. Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      SECTION 9.05. Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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

      SECTION 9.06. Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, LC Issuer and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. The appointment of any successor Agent that is not a Lender shall, as long as no Default shall have occurred shall be continuing, be subject to the prior written approval of the Borrower, which approval shall not be unreasonably withheld or delayed. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and LC Issuer, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

      SECTION 9.07. Lenders' Acknowledgment. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

      SECTION 9.08. Collateral.

      (a) Each Lender authorizes the Administrative Agent to enter into each of the Loan Documents to which it is a party and to take all action contemplated by such Loan Documents. Each Lender agrees that no Lender, other than the Administrative Agent acting on behalf of all Lenders, shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lenders, upon the terms of the Loan Documents.

      (b) In the event that any Collateral is pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Lenders.

      (c) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations or the transactions contemplated hereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.08(c).

      (d) Upon any sale or transfer of assets constituting Collateral which is expressly permitted pursuant to the terms of any Loan Documents, or consented to in writing by the Required Lenders, and upon at least ten (10) Business Days' prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders, upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Guarantor) in respect of) all interests retained by the Borrower or any Guarantor, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

      SECTION 9.09. Documentation Agent, Syndication Agent, etc. None of the Lenders identified in this Agreement as a Documentation Agent or Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 9.07.

      SECTION 9.10. Benefits of Article IX. None of the provisions of this
Article IX shall inure to the benefit of the Borrower or of any Person other than Administrative Agent and each of the Lenders and their respective successors and permitted assigns. Accordingly, neither the Borrower nor any Person other than Administrative Agent and the Lenders (and their respective successors and permitted assigns) shall be entitled to rely upon, or to raise as a defense, the failure of the Administrative Agent or any Lenders to comply with the provisions of this Article IX.

                                   ARTICLE X

                                  MISCELLANEOUS

      SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b)

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

below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to the Borrower, to NVR, Inc., Plaza America Tower, 11700 Plaza American Drive, Suite 500, Reston, VA 20190, Attention of Dennis M. Seremet (Telecopy No. (703) 956-4750);

            (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 8th Floor, Houston, Texas 77002, Attention of Tokunboh I. Tayo (Telecopy No. (713) 750-2666), with a copy to JPMorgan Chase Bank, N.A., 131 South Dearborn Street, Chicago, Illinois 60603, Attention of Michael P. O'Keefe (Telecopy No. (312) 325-3122);

            (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

      (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

      (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender or LC Issuer in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders and LC Issuers hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Facility LC shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender or LC Issuer may have had notice or knowledge of such Default at the time.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower

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

and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall, without the prior written consent of all Lenders, (i) extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount of any Loan or Reimbursement Obligation, or reduce the rate or extend the time of payment of interest or fees on any Loan or Reimbursement Obligation, (ii) extend the Facility Termination Date (except as provided in Section 2.15), (iii) increase the amount of the Aggregate Commitment (except as provided in Section 2.14) or increase the Commitment of any Lender hereunder (except with the written consent of such Lender), (iv) permit the Borrower to assign its rights under this Agreement, (v) release any Guarantor or, except as provided in the Collateral Documents, release all or substantially all of the Collateral, (vi) change Section 2.11(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or
(vii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, an LC Issuer or the Swing Line Lender hereunder without the prior written consent of the Administrative Agent, such LC Issuer or the Swing Line Lender, as the case may be.

      SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any LC Issuer in connection with the issuance, amendment, renewal or extension of any Facility LC or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any LC Issuer, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any LC Issuer, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Facility LCs issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Facility LCs.

      (b) The Borrower shall indemnify the Administrative Agent, each Lender and LC Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or Facility LC or the use of the proceeds therefrom (including any refusal by an LC Issuer to honor a demand for payment under a Facility LC if the documents presented in connection with such demand do not strictly comply with the terms of such Facility LC), (iii) any actual or alleged presence or release of Hazardous Substance on or from any property owned or operated by the Borrower or any of its Subsidiaries, or the generation, use, handling, transportation, storage, treatment or disposal, or release of any Hazardous Substances by the Borrower or any Subsidiary or any liability under any Environmental Laws related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Swing Line Lender or any LC Issuer under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, Swing Line Lender or LC Issuer, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swing Line Lender or any LC Issuer in its capacity as such.

      (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan or Facility LC or the use of the proceeds thereof.

      (e) All amounts due under this Section shall be payable promptly after written demand therefor.

      SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an LC Issuer that issues any Facility LC), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an LC Issuer that issues any Facility LC), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, LC Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee; and

                  (B) the Administrative Agent, provided that no consent of the
            Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

            (ii) Assignments shall be subject to the following additional conditions:

                  (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitment or Loans;

                  (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                  (C) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            For the purposes of this Section 10.04(b), the term "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of

      Sections 3.01, 3.02, 3.03 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, LC Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender and LC Issuer, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.02(e), 2.04(b), 2.11(d), 2.13.5 or 10.03(c), the
      Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Swing Line Lender or any other Lender or LC Issuer, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, LC Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.02, 3.03 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11(c) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 3.02 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.04 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.04(e) as though it were a Lender.

      (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Facility LCs, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, or any Lender or LC Issuer may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Facility LCs is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.02, 3.03, 3.04 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Facility LCs and the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns subject to the provisions of Section 10.04). Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 10.08. Right of Setoff. If a Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, or any Lender or LC Issuer may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

      (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 10.12. Confidentiality. Each of the Administrative Agent and the Lenders and LC Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information (as defined below) and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent, LC Issuer or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, LC Issuer or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 10.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

      IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Agreement to be duly executed as of the date first above written.

                           BORROWER:

                           NVR, INC.

                           By: /s/ Dennis M. Seremet
                           Title:   Vice President and Chief Financial Officer

                           LENDERS:

                           JPMORGAN CHASE BANK, N.A.,
                           As Lender, Administrative Agent, LC Issuer and Swing Line Lender

                           By: /s/ Michael O'Keefe
                           Title: Associate

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           U.S. BANK, NATIONAL ASSOCIATION

                           By: /s/ A. Jeffrey Jacobson
                           Title: Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           SUNTRUST BANK

                           By: /s/ W. John Wendler
                           Title: Senior Vice President

   SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           WACHOVIA BANK, NATIONAL ASSOCIATION

                           By: /s/ Margaret J. Dunsmore
                           Title: Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           AMSOUTH BANK

                           By: /s/ Ronny Hudspeth
                           Title: Sr. Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           COMERICA BANK

                           By: /s/ Adam Sheets
                           Title: Account Officer

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           CALYON NEW YORK BRANCH

                           By: /s/ Samuel L. Hill
                           Title: Managing Director

                           By: /s/ David P. Cagle
                           Title: Managing Director

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           MIZUHO CORPORATE BANK, LTD.

                           By: /s/ Raymond Ventura
                           Title: Deputy General Manager

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           THE GOVERNOR AND COMPANY
                            OF THE BANK OF IRELAND

                           By: /s/ Gwen Evans
                           Title: Authorized Signatory

                           By: /s/ Fiona Smith
                           Title: Authorized Signatory

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           CHEVY CHASE BANK, F.S.B.

                           By: /s/ Alexandra M. Johns
                           Title: Group Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           CHANG HWA COMMERCIAL BANK, LTD.,
                             NEW YORK BRANCH

                           By: /s/ Jim C.Y. Chen
                           Title: VP & General Manager

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           MALAYAN BANKING BERHAD,
                            NEW YORK BRANCH

                           By: Fauzi Zulkifli
                           Title: General Manager

SIGNATURE PAGE TO CREDIT AGREEMENT WITH NVR, INC.

                           THE NORINCHUKIN BANK,
                            NEW YORK BRANCH

                           By: /s/ Toshifumi Tsukitani
                           Title: General Manager

                                    EXHIBIT A

                                      NOTE

$______________                                                ___________, 200_

      NVR, Inc., a Virginia corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the lesser of the principal sum of ______________________________ Dollars ($_____________) or the
aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the office of JPMorgan Chase Bank, N.A. in _______________________, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.

      This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 7, 2005 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein have the meanings attributed to them in the Agreement.

                           NVR, INC.

                           By:_____________________________________

                           Name: ______________________________

                           Title: _________________________________

                                    EXHIBIT B

                               SUBSIDIARY GUARANTY

      THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the ___________ day of ___________, ____, by ___________, a ______________________;
________________, a ___________; ______________________ a ___________;
___________________, a ___________; ______________________, a
__________________________________; and ______________________, a
____________________ (collectively, the "Subsidiary Guarantors") in favor of the Administrative Agent, for the benefit of the Lenders, under the Credit Agreement referred to below.

                                   WITNESSETH:

      WHEREAS, NVR, Inc., a Virginia corporation (the "Principal"), JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent"), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated December 7, 2005 (as same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

      WHEREAS, the Credit Agreement requires that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 10 hereof, of all Guaranteed Obligations, as defined below; and

      WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreement, any Note and the other Loan Documents;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. "Guaranteed Obligations" is defined in Section 4 below. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

2. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Credit Extension Date under the Credit Agreement) that:

      (a) It (i) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, (ii) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, and (iii) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any penalty or forfeiture except where the failure to qualify would not have a Material Adverse Effect on it.

      (b) It has the power and authority to execute and deliver this Guaranty and to perform all its obligations hereunder. The execution and delivery of this Guaranty and its performance of its obligations hereunder and any and all actions by it (i) have been duly authorized by all requisite corporate, partnership or limited liability company action (as applicable), (ii) will not violate or be in conflict with (A) any provisions of law, (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government or (C) any provision of its certificate or articles of incorporation or formation, certificate of limited partnership, operating agreement, bylaws or other organizational documents (as applicable), (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage or time or both) a default under any indenture, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound and (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. It has duly executed and delivered this Guaranty and this Guaranty constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally.

      (c) No order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by it of this Guaranty, or the legality, validity, binding effect or enforceability of any of the terms, provisions or conditions hereof.

3. Covenants. Each of the Subsidiary Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreement.

4. The Guaranty. Subject to Section 10 hereof, each of the Subsidiary Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 10 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Subsidiary Guarantors waives any right to require the Lenders or the Administrative Agent to sue the Principal, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

5. Guaranty Unconditional. Subject to Section 10 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

            (b) any modification or amendment of or supplement to the Credit Agreement, any Note or any other Loan Document;

            (c) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Collateral Document, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

            (d) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

            (e) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

            (f) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Note on any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note or any other Loan Document; or

            (g) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

6. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

7. Waivers. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

8. Subrogation. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated or has expired.

9. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

10. Limitation on Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor's "Maximum Liability"). This Section 10(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 10(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

      Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this
Section 10(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

      In the event any Subsidiary Guarantor (a "Paying Subsidiary Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a "Non-Paying Subsidiary Guarantor") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantors, the aggregate amount of all monies received by such Subsidiary Guarantors from the Principal after the date hereof (whether by loan, capital infusion or by other means). Nothing in this
Section 10(c) shall affect any Subsidiary Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 10(c) are for the benefit of both the Administrative Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

11. Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

            1. FIRST, to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Administrative Agent in connection with any collateral securing the Guaranteed Obligations;

            2. SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

            3. THIRD, to payment of the principal of the Guaranteed Obligations and the then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal then due and unpaid owing to each of them; and

            4. FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

12. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Article XIII of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

13. No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

14. No Duty to Advise. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Principal's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Subsidiary Guarantors assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent nor any Lender has any duty to advise any of the Subsidiary Guarantors of information known to it regarding those circumstances or risks.

15. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

16. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Administrative Agent with the consent of the Required Lenders.

17. Costs of Enforcement. Each of the Subsidiary Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Administrative Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Subsidiary Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

18. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT SITTING IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE ADMINISTRATIVE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Taxes, etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made (a) without setoff or counterclaim and (b) free and clear of and without deduction or withholding for any and all Taxes, subject to the provisions of Section 3.04 of the Credit Agreement which shall apply to the Subsidiary Guarantors and payments made by them hereunder.

20. Setoff. Without limiting the rights of the Administrative Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Administrative Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Administrative Agent or any Lender or any lending installation of the Administrative Agent or any Lender toward the payment of the Guaranteed Obligations.

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

                      [Signature of Subsidiary Guarantors]

                                    EXHIBIT C

                          PLEDGE AND SECURITY AGREEMENT

      THIS PLEDGE AND SECURITY AGREEMENT is entered into as of December 7, 2005 by and between NVR, Inc., a Virginia corporation (the "Borrower"), and JPMorgan Chase Bank, N.A. in its capacity as administrative agent (the "Administrative Agent") for the lenders party to the Credit Agreement referred to below.

                              PRELIMINARY STATEMENT

      The Borrower, the Administrative Agent and the Lenders are entering into a Credit Agreement of even date herewith (as it may be amended or modified from time to time, the "Credit Agreement"). The Borrower is entering into this Pledge and Security Agreement (as it may be amended or modified from time to time, the "Security Agreement") in order to induce the Administrative Agent and the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

      ACCORDINGLY, the Borrower and the Administrative Agent, on behalf of the Lenders, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      SECTION 1.2. Terms Defined in New York Uniform Commercial Code. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.

      SECTION 1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

      "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

      "Collateral" means that certain Note dated December 7, 2005 made by NVR Mortgage Finance, Inc. payable to the order of the Borrower in the principal amount of $200,000,000, each other Mortgage Banking Note (if any) from time to time delivered to the Borrower, and any supplement, modification, amendment or replacement of any of the foregoing.

      "Collateral Payments" means any principal, interest or other sum from time to time payable to the Borrower under, pursuant to or in respect of the Collateral.

      "Default" means an event described in Section 5.1.

      "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

      "New York UCC" means the New York Uniform Commercial Code as in effect from time to time.

      "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

      "Secured Obligations" means the Obligations (as defined in the Credit Agreement).

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

      The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and (to the extent specifically provided herein) their Affiliates, a security interest in all of the Borrower's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Administrative Agent and the Lenders that:

      SECTION 3.1. Title, Authorization, Validity and Enforceability. The Borrower has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (except any inchoate tax Liens which have not been filed or asserted), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by the Borrower of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Borrower and creates a security interest which is enforceable against the Borrower in all now owned and hereafter acquired Collateral. Upon compliance by the Borrower with the provisions of
Section 4.9, the Administrative Agent will have a fully perfected first priority security interest in the Collateral.

      SECTION 3.2. Conflicting Laws and Contracts. Neither the execution and delivery by the Borrower of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien in favor of the Administrative Agent on behalf of the Lenders).

      SECTION 3.3. Type and Jurisdiction of Organization. The Borrower is a corporation organized under the laws of the Commonwealth of Virginia.

      SECTION 3.4. Principal Location. The Borrower's mailing address and the location of its chief executive office are disclosed in Exhibit "A."

      SECTION 3.5 . No Other Names. The Borrower has not conducted business under any name except the name in which it has executed this Security Agreement, which is the exact name as it appears in the Borrower's organizational documents, as amended, as filed with the Borrower's jurisdiction of organization.

      SECTION 3.6. No Default. No Default or Unmatured Default exists.

      SECTION 3.7. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Borrower as debtor has been filed in any jurisdiction.

      SECTION 3.8. Federal Employer Identification Number. The Borrower's Federal employer identification number is 54-1394360.

      SECTION 3.9. State Organization Number. If the Borrower is a registered organization, the Borrower's State organization number is 0406105-7.

                                   ARTICLE IV

                                    COVENANTS

      From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

      SECTION 4.1. Inspection. The Borrower will permit the Administrative Agent or any Lender, by its representatives and agents (i) to examine and make copies of the records of the Borrower relating to the Collateral and (ii) to discuss the Collateral and the related records of the Borrower with, and to be advised as to the same by, the Borrower's officers and employees (and with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as the Administrative Agent or such Lender may determine, and all at the Borrower's expense.

      SECTION 4.2. Taxes. The Borrower will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and as to which no tax Lien has been filed or asserted.

      SECTION 4.3. Records and Reports; Notification of Default. The Borrower will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Administrative Agent shall from time to time request. The Borrower will give prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

      SECTION 4.4. Financing Statements and Other Actions; Defense of Title. The Borrower hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first perfected security interest in the Collateral. The Borrower will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

      SECTION 4.5. Disposition of Collateral. The Borrower will not sell, lease or otherwise dispose of the Collateral.

      SECTION 4.6. Liens. The Borrower will not create, incur, or suffer to exist any Lien on the Collateral except the security interest created by this Security Agreement.

      SECTION 4.7. Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. The Borrower will:

            (i) preserve its existence as a corporation and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or

            (ii)  not change its state of organization; and

            (iii) not maintain its chief executive office at a location other than a location specified on Exhibit "A";

unless the Borrower shall have given the Administrative Agent not less than 30 days' prior written notice of such event or occurrence and the Administrative Agent shall have either (x) determined that such event or occurrence (A) is not prohibited by the terms of the Credit Agreement and (B) will not adversely affect the validity, perfection or priority of the Administrative Agent's security interest in the Collateral, or (y) taken such steps (with the cooperation of the Borrower to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent's security interest in the Collateral.

      SECTION 4.8. Other Financing Statements. The Borrower will not sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral.

      SECTION 4.9. Delivery of Collateral. The Borrower shall (a) deliver to the Administrative Agent, at the time of the Borrower's execution and delivery of this Security Agreement, the NVRMF Note and (b) deliver to the Administrative Agent, promptly upon the Borrowers' receipt thereof, any Mortgage Banking Note from time to time delivered to the Borrower.

                                    ARTICLE V

                                     DEFAULT

      SECTION 5.1. The occurrence of any one or more of the following events shall constitute a Default:

      (a) Any representation or warranty made by or on behalf of the Borrower under or in connection with this Security Agreement shall be materially false as of the date on which made.

      (b) The breach by the Borrower of any of the terms or provisions of Sections 4.5, 4.6, 4.9 or Article VII.

      (c) The breach by the Borrower (other than a breach which constitutes a Default under Section 5.1(a) or 5.1(b)) of any of the terms or provisions of this Security Agreement which is not remedied within 10 days after the giving of written notice to the Borrower by the Administrative Agent.

      (d) Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.5 or 8.7.

      (e) Any Secured Obligation shall not be paid when due, whether at stated maturity, upon acceleration, or otherwise (subject to any cure or grace periods provided for in the Credit Agreement).

      (f) The occurrence of any "Default" under, and as defined in, the Credit Agreement.

      SECTION 5.2. Acceleration and Remedies. Upon the acceleration of the obligations under the Credit Agreement pursuant to Section 8.02 thereof, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:

      (a) Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2 shall not be understood to limit any rights or remedies available to the Administrative Agent and the Lenders prior to a Default.

      (b) Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

      (c) Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof upon such terms as the Administrative Agent may deem commercially reasonable.

The Administrative Agent, on behalf of the secured parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

      SECTION 5.3. Debtor's Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence of a Default, the Borrower will deliver to the Administrative Agent the Collateral (if not then in the Administrative Agent's possession) and make available to the Administrative Agent all records relating to the Collateral at any place or places specified by the Administrative Agent.

                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES

      No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 10.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Secured Obligations have been paid in full.

                                   ARTICLE VII

                   PROCEEDS; COLLECTION OF COLLATERAL PAYMENTS

      SECTION 7.1. Collection of Collateral Payments. After the occurrence of a Default, the Administrative Agent, by giving the Borrower written notice, may elect to require that the Collateral Payments be paid directly to the Administrative Agent for the benefit of the Lenders. In such event, the Borrower shall, and shall permit the Administrative Agent to, promptly notify the obligors under the Collateral of the Lenders' interest therein and direct such obligors to make payment of all amounts then or thereafter payable directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, the Borrower shall thereafter hold in trust for the Administrative Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to the Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.2.

      SECTION 7.2. Application of Proceeds. The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

            (a) FIRST, to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Administrative Agent pursuant to this Security Agreement;

            (b) SECOND, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

            (c) THIRD, to payment of the principal of the Secured Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal then due and unpaid owing to each of them;

            (d) FOURTH, to payment of any Secured Obligations (other than those listed above) pro rata among those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them; and

            (e) FIFTH, the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into the Borrower's general operating account with the Administrative Agent.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      SECTION 8.1. Notice of Disposition of Collateral; Condition of Collateral. The Borrower hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten (10) days prior to
(i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

      SECTION 8.2. Compromises and Collection of Collateral. The Borrower agrees that the Administrative Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Collateral, accept in full payment of any sums owed in respect of the Collateral such amount as the Administrative Agent in its sole discretion shall determine or abandon any of the Collateral, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

      SECTION 8.3. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which the Borrower has agreed to perform or pay in this Security Agreement and the Borrower shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.3. The Borrower's obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

      SECTION 8.4. Authorization for Secured Party to Take Certain Action. The Borrower irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral, (ii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral, (iii) upon the occurrence of Default, to collect, endorse and enforce payment of the Collateral Payments in the name of the Administrative Agent or the Borrower, (iv) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Borrower agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve the Borrower of any of its obligations under this Security Agreement or under the Credit Agreement.

      SECTION 8.5. Specific Performance of Certain Covenants. The Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 4.5, 4.6, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Lenders to seek and obtain specific performance of other obligations of the Borrower contained in this Security Agreement, that the covenants of the Borrower contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Borrower.

      SECTION 8.6. Intentionally Omitted.

      SECTION 8.7. Dispositions Not Authorized. The Borrower is not authorized to sell or otherwise dispose of the Collateral and notwithstanding any course of dealing between the Borrower and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral shall be binding upon the Administrative Agent or the Lenders unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

      SECTION 8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Borrower shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent.

      SECTION 8.9. Survival of Representations. All representations and warranties of the Borrower contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

      SECTION 8.10. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

      SECTION 8.11. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Administrative Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

      SECTION 8.12. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Borrower and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Borrower and the Administrative Agent relating to the Collateral.

      SECTION 8.13. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW

YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      SECTION 8.14. Indemnity. The Borrower hereby agrees to indemnify the Administrative Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the purchase, acceptance, rejection, ownership, possession or disposition of any Collateral (excluding gross negligence or willful misconduct).

                                   ARTICLE IX

                                     NOTICES

      SECTION 9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Article XIII of the Credit Agreement.

      SECTION 9.2. Change in Address for Notices. Each of the Borrower, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

      JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article IX of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such
Article IX. Any successor Administrative Agent appointed pursuant to Article IX of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

      IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Security Agreement as of the date first above written.

                                        NVR, INC.

                                        By: _________________________________
                                            Dennis M. Seremet
                                            Vice President and
                                            Chief Financial Officer

                                        JPMORGAN CHASE BANK, N.A.,
                                         As Administrative Agent

                                        By:__________________________________
                                        Name: _______________________________
                                        Title: ______________________________

                                   EXHIBIT "A"
                (See Sections 3.4 and 4.7 of Security Agreement)

Chief Executive Office and Mailing Address:

      NVR, Inc.
      Plaza America Tower
      11700 Plaza American Drive, Suite 500
      Reston, VA 20190

      Attention: Chief Financial Officer

                                    EXHIBIT D

                                  PRICING GRID

The Applicable Margin and the Applicable Commitment Fee Rate shall be determined and subject to adjustment (upwards or downwards, as appropriate), based on the Borrower's status from time to time in accordance with the Pricing Grid set forth below.

                                  LEVEL I       LEVEL II            LEVEL III            LEVEL IV
                                  --------  ----------------     ----------------   ------------------
                                                                                    BB/Ba2 or worse or
Rating                            BBB/Baa2     BBB-/Baa3             BB+/Ba1        one or less Senior
                                                                                       Debt Ratings
Leverage Ratio                     < 25%    > or = 25% < 35%     > or = 35% < 45%       > or = 45%
Applicable Margin                 75.0 bps      87.5 bps            112.5 bps           137.5 bps
Applicable Commitment Fee Rate    20.0 bps      20.0 bps             22.5 bps            25.0 bps

For purposes of this Pricing Grid, the term "Rating" means the second highest of the Senior Debt Ratings by Fitch, Moody's, and S&P.

If the Level as determined by the Rating is not the same as the Level as determined by the Leverage Ratio, but no more than one Level apart, then the Applicable Margin and the Applicable Commitment Fee Rate shall correspond to the Level which causes pricing to be lower. If the Level as determined by the Rating is more than one Level different from the Level as determined by the Leverage Ratio, then the Applicable Margin and the Applicable Commitment Fee Rate shall be one Level lower (i.e., lower pricing) than the higher of such two Levels.

On the Closing Date, pricing shall be at Level II.

In the case of the Leverage Ratio, (i) such determination shall be made from the then most recent annual or quarterly financial statements of the Borrower delivered by the Borrower to the Lenders pursuant to Section 6.04(a) or 6.04(b) of the Agreement, and (ii) the adjustment, if any, to the Applicable Margin and the Applicable Commitment Fee Rate shall take place on, and be effective from and after, the fifth Business Day after the date on which the Administrative Agent has received such financial statements. In the case of the Rating, any change in the Rating shall result in a change in (i) the Applicable Margin as of the beginning of the next succeeding applicable Interest Period, and (ii) the Applicable Commitment Fee Rate as of the date of such change in the Rating. The Borrower shall notify the Administrative Agent of any change in a Rating within five days thereof.

                                    EXHIBIT E

                                 SWING LINE NOTE

$25,000,000                                                     December 7, 2005

      NVR, Inc., a Virginia corporation (the "Borrower") promises to pay to the order of JPMorgan Chase Bank, N.A. (the "Swing Line Lender") the lesser of the principal sum of Twenty-Five Million and no/100 Dollars ($25,000,000) or the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to the Agreement (as hereinafter defined) in immediately available funds at the office of JPMorgan Chase Bank, N.A., as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on all Swing Line Loans in full, if not sooner due and payable under the Agreement, on the Facility Termination Date.

      This Note is the Swing Line Note issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of December 7, 2005 (which as it may be amended or modified and in effect from time to time is herein called the "Agreement") among the Borrower, the lenders party thereto (including the Swing Line Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                      NVR, INC.

                                      By: ___________________________________
                                      Name:
                                      Title:

                                    EXHIBIT F

                            COMMITMENT AND ACCEPTANCE

      This Commitment and Acceptance (this "Commitment and Acceptance") dated as of ___________, 200_, is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

                             PRELIMINARY STATEMENTS

      Reference is made to that certain Credit Agreement dated as of December 7, 2005, by and among NVR, Inc., a Delaware corporation (the "Company"), JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders that are parties thereto (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "Credit Agreement").

      Pursuant to Section 2.14 of the Credit Agreement, the Company has requested an increase in the Aggregate Commitment from $_______________ to $__________________. Such increase in the Aggregate Commitment is to become effective on _______________ __, ____ (the "Increase Date") [THIS DATE IS TO BE MUTUALLY AGREED UPON BY THE BORROWER, THE ACCEPTING LENDER AND THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2.14(b)) OF THE CREDIT AGREEMENT]. In connection with such requested increase in the Aggregate Commitment, the Borrower, Administrative Agent and _________________ ("Accepting Lender") hereby agree as follows:

      1. ACCEPTING LENDER'S COMMITMENT. Effective as of the Increase Date, [Accepting Lender shall become a party to the Credit Agreement as a Lender, shall have all of the rights and obligations of a Lender thereunder, shall agree to be bound by the terms and provisions thereof and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the] [the Commitment of Accepting Lender under the Credit Agreement shall be increased from $___________________ to the] amount set forth opposite Accepting Lender's name on the signature pages hereof.

      [2. REPRESENTATIONS AND AGREEMENTS OF ACCEPTING BANK. Accepting Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) from and after the Increase Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.04(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance on the basis of which it has made such analysis and decision independently and without reliance on the

Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Accepting Lender; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.]*

*Paragraph 2 is to be inserted only if Accepting Lender is not already a party to the Credit Agreement prior to the Increase Date.

      3. REPRESENTATION OF BORROWER. The Borrower hereby represents and warrants that, as of the date hereof and as of the Increase Date, (a) no event or condition shall have occurred and then be continuing which constitutes a Default or Unmatured Default and (b) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects (except to the extent any such representation or warranty is stated to relate solely to an earlier date).

      4. ADMINISTRATIVE AGENT'S FEE. On or before the Increase Date, the Borrower shall pay to the Administrative Agent an administrative fee in the amount of $3,500.00.

      5. GOVERNING LAW. This Commitment and Acceptance shall be governed by the internal law, and not the law of conflicts, of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.

                                       BORROWER:

                                       NVR, INC.

                                       By: _____________________________
                                       Name:
                                       Title:

                                       ADMINISTRATIVE AGENT:

                                       JPMORGAN CHASE BANK, N.A., as
                                       Administrative Agent

                                       By: _____________________________
                                       Name:
                                       Title:

COMMITMENT:                            ACCEPTING LENDER:

$_______________________               [NAME OF ACCEPTING LENDER]

                                       By: _____________________________
                                       Name: ___________________________
                                       Title: __________________________

                                    EXHIBIT G

                             COMPLIANCE CERTIFICATE

      Reference is hereby made to the Credit Agreement ("Agreement") dated as of December 7, 2005 by and among NVR, Inc. (the "Borrower"), a Virginia corporation, certain banks party to the Agreement (the "Lenders"), and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the Agreement and not otherwise defined herein are used with the meanings therein so defined.

      The undersigned, the chief financial officer of the Borrower, on behalf of the Borrower and not in his individual capacity, hereby certifies as of the date hereof to the Lenders and the Administrative Agent as follows:

      I. The undersigned, ____________________ , is the duly elected, qualified and acting chief financial officer of the Borrower.

      II. I have reviewed and am familiar with the terms of the Agreement and have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

      III. To the best of my knowledge, based on the examinations described in paragraph II above, at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate the Borrower is in full compliance with the provisions of Article VII of the Agreement.

      IV. The attached financial statements have been prepared in accordance with generally accepted accounting principles consistently applied except as otherwise disclosed therein, and to the best of my knowledge are true and accurate.

      V. To the best of my knowledge Schedule I hereto sets forth true and correct computations used in determining compliance with the various covenants to be satisfied by the Borrower under Sections 6.09, 7.01, 7.03, 7.04, 7.07(ii),
7.10 and 7.15.

      The foregoing certifications, together with the computations set forth in
Schedule 1 hereto and the attached financial statements delivered with this Compliance Certificate in support hereof, are made as of ______________________ pursuant to Section 6.04 of the Agreement.

                                          NVR, Inc.

                                          By ______________________________
                                          Name: ___________________________
                                          Title: __________________________

                                    EXHIBIT H

                             SUBORDINATION AGREEMENT

      This Subordination Agreement (as the same may from time to time be amended, modified or restated, the "AGREEMENT") is entered into as of December 7, 2005 by and between NVR Funding II, Inc., a Delaware corporation (together with its successors and assigns, the "NOTEHOLDER" and JPMorgan Chase Bank, N.A., as administrative agent (the "ADMINISTRATIVE AGENT") for itself and the other "Senior Lenders" (as defined below).

                                   WITNESSETH:

      WHEREAS, the Noteholder is a wholly-owned subsidiary of NVR, Inc., a Virginia corporation (the "BORROWER") and is financially interested in the Borrower in that the Borrower is now indebted to the Noteholder, pursuant to that certain Note dated as of December 7, 2005, in the total amount of Five Hundred Million Dollars ($500,000,000) (which Note, together with any instrument which may hereafter be substituted therefor or any other agreement between the Borrower and the Noteholder relating thereto, is hereinafter referred to as the "NOTE");

      WHEREAS, the Borrower has entered into that certain Credit Agreement dated as of December 7, 2005 (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "CREDIT AGREEMENT") with the Administrative Agent and the other financial institutions from time to time party thereto;

      WHEREAS, the Noteholder acknowledges that the loan or advance of monies or other extensions of any financial accommodation or credit to the Borrower by the Senior Lenders (as defined below) is of value to the Noteholder;

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the Noteholder, and in order to induce the Senior Lenders, now or from time to time hereafter, to make loans or extend credit or any other financial accommodations to or for the benefit of Borrower; or to grant such renewals, increases or extensions thereof as the Senior Lenders may deem advisable; and to better secure the Senior Lenders in respect of the foregoing, the Noteholder hereby agrees with the Administrative Agent and the Senior Lenders as hereinafter set forth.

      1. CERTAIN DEFINED TERMS. In addition to the terms defined above and elsewhere in this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

      As used in this Agreement:

      "SENIOR DEBT" shall mean all obligations, liabilities, and indebtedness, including, without limitation reimbursement obligations under letters of credit issued pursuant to the Credit Agreement, whether now existing or hereafter arising (and whether such indebtedness arises or accrues before or after the commencement of any bankruptcy, insolvency or receivership proceedings) directly between the Borrower and the Administrative Agent or any Senior Lender, or acquired outright, conditionally or as collateral security from another person or entity by the Administrative Agent or any Senior Lender, including, without limitation interest thereon accruing pre-petition or post-petition and costs, expenses, and attorneys' and paralegals' fees, whenever incurred (and whether or not such interest, costs, expenses or fees are allowed in such proceedings).

      "SENIOR LENDERS" shall mean each of the financial institutions from time to time party to the Credit Agreement (or any refinancing of the Credit Agreement) and each other holder of the Senior Debt.

      "SUBORDINATED DEBT" shall mean all (a) all principal of, and premium, if any, and interest on, the Note and (b) all other indebtedness, fees, expenses, obligations and liabilities of the Borrower to the Noteholder, whether now existing or hereafter incurred or created, under the Note or separately under any other document, instrument or agreement executed in connection therewith which relates to the indebtedness evidenced by the Note, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent.

      2. SUBORDINATION.

      (a) GENERAL. Notwithstanding anything in the Note to the contrary, the Noteholder agrees and covenants that, to the extent set forth herein and on the terms and conditions set forth herein, the payment and performance of the Subordinated Debt is and shall at all times be subordinate in right of payment to the Senior Debt.

      (b) PERMITTED PAYMENTS. Notwithstanding the provisions of clause (a) above and except as otherwise provided in this Agreement, the Noteholder shall be entitled to receive regularly scheduled payments of interest, when due (on an unaccelerated basis) on the Note in accordance with the Note as in effect on the date hereof. In no event, without the prior written consent of the Required Lenders (as defined in the Credit Agreement), shall the Noteholder be entitled to receive any of the following (whether voluntary or mandatory, as a result of acceleration or otherwise):

            (i) any whole or partial payments or prepayments of principal or any premium on any such payment;

            (ii) any whole or partial prepayments of interest; or

            (iii) any payments of interest at any rate greater than that provided for (including as provided for after a default) in the Note as of the date hereof.

      Payments permitted to be made under the terms of this Section 2 are referred to herein as "PERMITTED PAYMENTS".

      3. PRIORITY, BLOCKAGE OF PAYMENTS, SUSPENSION OF REMEDIES AND SUBROGATION.

      (a) INSOLVENCY OR DISSOLUTION OF THE BORROWER. Upon any payment or distribution of all or any of the assets or securities of the Borrower of any kind or character, whether in cash, property or securities, upon any dissolution, winding up, liquidation, reorganization, arrangement, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, total or partial, or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower (any such events or proceedings being an "Insolvency Event"), all Senior Debt shall first be paid in full in cash before the Noteholder shall be entitled to receive any payment of the Subordinated Debt. Upon the occurrence of any Insolvency Event, any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities to which the Noteholder would be entitled, except for the provisions of this Agreement, shall be made by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Administrative Agent for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment in full in cash of all Senior Debt.

      (b) DEFAULT UNDER THE CREDIT AGREEMENT. No direct or indirect payment or distribution by or on behalf of the Borrower in respect of the Subordinated Debt, whether pursuant to the terms of the Note or upon acceleration or otherwise, shall be made, and no other consideration in respect of Subordinated Debt shall be given if at the time of such payment or distribution (i) there exists a "Default" (as defined in the Credit Agreement) and (ii) the Senior Lenders (or the Administrative Agent) have given the Noteholder written notice of such Default (a "DEFAULT NOTICE").

      (c) CERTAIN PAYMENTS HELD IN TRUST. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution or such giving of consideration, the Noteholder shall have received any payment or distribution or consideration in respect of the Subordinated Debt contrary to such provisions, then and in such event such payment or distribution or consideration shall be received and held in trust for the Senior Lenders and shall be paid over or delivered to the Administrative Agent for the benefit of the Senior Lenders for application to or as collateral for the payment or prepayment of all Senior Debt.

      (d) SUSPENSION OF REMEDIES. Unless and until all of the Senior Debt shall have been fully and indefeasibly paid and satisfied in cash and all financing arrangements to extend Senior Debt among the Borrower, the Administrative Agent and the Senior Lenders have been terminated, the Noteholder shall be prohibited from accelerating payment of the Note or exercising remedies under the Note as a result of a default thereunder or otherwise.

      (e) RIGHTS OF SENIOR LENDERS NOT TO BE IMPAIRED. No right of the Senior Lenders to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act taken in good faith, or failure to act, which failure to act is in good faith, by the Senior Lenders, or by any noncompliance by the Borrower, with the terms and provisions and covenants herein or of the Note. The Noteholder and the Borrower agree not to take any action to avoid or to seek to avoid the observance and performance of the terms and conditions hereof, and shall at all times in good faith carry out all such terms and conditions.

      (f) OBLIGATION OF BORROWER UNCONDITIONAL; SUBROGATION; NATURE OF
AGREEMENT.

            (i) Nothing contained in this Agreement or in the Note is intended to or shall impair, as between the Borrower, its creditors (other than the Senior Lenders) and the Noteholder, the obligation of the Borrower, which is absolute and unconditional, to pay to the Noteholder the principal of and interest on the Notes, as and when the same shall become due and payable, by lapse of time, acceleration or otherwise, in accordance with their terms, or is intended to or shall affect the relative rights of the Noteholder and other creditors of the Borrower other than the Senior Lenders, nor shall anything herein or therein prevent the Noteholder from taking all appropriate actions to preserve their rights under the Notes not inconsistent with the rights of the Senior Lenders under this Agreement.

            (ii) The Noteholder shall not be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets of the Borrower unless and until all of the Senior Debt shall have been fully and indefeasibly paid and satisfied in cash and all financing arrangements to extend Senior Debt among Borrower, the Administrative Agent and the Senior Lenders have been terminated and, for the purposes of such subrogation, no payments or distributions made to the Senior Lenders of any cash, property or securities to which the Noteholder would be entitled except for this Agreement shall, as between the Borrower and its creditors, be deemed to be a payment by the Borrower to or on account of the Senior Debt.

            (iii) The provisions of this Agreement are and are intended solely for the purposes of defining the relative rights of the Noteholder, on the one hand, and the Senior Lenders, on the other hand, as among themselves. No person other than the Administrative Agent, the Senior Lenders and the Noteholder and their respective successors and assigns shall have any rights hereunder.

      4. ACTIONS TO EFFECTUATE SUBORDINATION.

      (a) AUTHORIZATION FOR THE SENIOR LENDERS. If the Noteholder does not file proper claims or proof of debt in the form required in connection with any dissolution, winding-up, liquidation or reorganization of the Borrower in any bankruptcy, insolvency, or receivership proceedings prior to thirty (30) calendar days before the expiration of the time to file such claims or proofs, then after giving five (5) days' notice to the Noteholder the Senior Lenders (or the Administrative Agent acting on their behalf) shall have the right to file and prove all claims therefor and to take all such other action in the name of the Noteholder or otherwise, as the Senior Lenders (or the Administrative Agent acting on their behalf) may determine to be necessary or appropriate for the enforcement of the provisions of this Agreement; provided, however, no such prior notice shall be required if the remaining time period for filing proper claims or proof of debt is less than ten (10) days.

      (b) SPECIFIC PERFORMANCE. The Senior Lenders (and the Administrative Agent acting on their behalf) are hereby authorized to demand specific performance of the provisions of this Agreement, at any time when the Noteholder shall have failed to comply with any of the provisions of this Agreement. The Noteholder hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. The Noteholder hereby acknowledges that the provisions of this Agreement are to be enforceable at all times, whether before or after the commencement of an Insolvency Event.

      5. LIENS; PERMITTED TRANSFERS; LIMITATION ON AMENDMENTS.

      (a) Liens. The Noteholder hereby represents as of the date hereof that it has not been granted or obtained any liens or security interests in any assets of the Borrower or any other assets securing the Senior Debt. The Noteholder agrees that, without the prior written consent of the Administrative Agent and the Required Lenders, the Noteholder shall not take or accept any liens on or security interests in any assets of the Borrower or any other assets securing the Senior Debt.

      (b) Permitted Transfers. In the event that the Borrower proposes to sell, assign, transfer, lease, convey or otherwise dispose of any if its property (a "TRANSFER") and such Transfer is either permitted pursuant to the Credit Agreement or pursuant to a separate consent executed by the Senior Lenders (or the Administrative Agent on their behalf), then such Transfer shall be deemed to be permitted and consented to by the Noteholder and shall not constitute a violation or breach of any terms contained in the Note. The Noteholder acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with the Note, the Note shall be deemed to be subject to this Agreement.

      (c) Amendment to Subordinated Debt. The Noteholder agrees that it will not amend the Note without the prior written consent of the Required Lenders (or the Administrative Agent on their behalf).

      6. SUBORDINATED DEBT OWED ONLY TO THE NOTEHOLDER. The Noteholder warrants and represents that (a) the Noteholder has not previously assigned any interest in the Subordinated Debt; (b) no other party owns an interest in the Subordinated Debt other than the Noteholder (whether as joint holders of the Subordinated Debt, participants or otherwise); and that the entire Subordinated Debt is owing only to the Noteholder. The Noteholder covenants that the entire Subordinated Debt shall continue to be owing only to the Noteholder.

      7. INSTRUMENT LEGEND. Any instrument evidencing any of the Subordinated Debt (including, without limitation, the Note), or any portion thereof, will, on the date hereof or promptly hereafter, be conspicuously inscribed with the following legend:

            THIS NOTE IS SUBORDINATED TO THE "SENIOR DEBT" (AS DEFINED IN THE SUBORDINATION AGREEMENT DATED DECEMBER 7, 2005). REFERENCE IS MADE TO SUCH SUBORDINATION AGREEMENT FOR THE TERMS OF SUCH SUBORDINATION AND FOR LIMITATIONS ON ENFORCEMENT OF THE PROVISIONS HEREOF AND OF RETENTION OF PAYMENTS RECEIVED HEREUNDER.

      A copy of the Note, as so legended, will be delivered to the Administrative Agent on the date hereof. Any instrument evidencing any of the Subordinated Debt, or any portion thereof, which is hereafter executed by Borrower, will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof will be delivered to the Administrative Agent on the date of its execution or within five (5) days thereafter.

      8. ASSIGNMENT OF CLAIMS. The Noteholder agrees that, until the Senior Debt has been paid in full in cash and satisfied and all financing arrangements to extend Senior Debt among Borrower, the Administrative Agent and the Senior Lenders have been terminated, the Noteholder will not assign or transfer to others any claim the Noteholder has or may have against Borrower.

      9. CONTINUING NATURE OF SUBORDINATION. This Agreement shall be effective and may not be terminated or otherwise revoked by the Noteholder until the Senior Debt shall have been paid in full in cash and satisfied and all financing arrangements to extend Senior Debt entered into pursuant to the Credit Agreement among Borrower, the Administrative Agent and the Senior Lenders have been terminated. In the event the Noteholder shall have any right under applicable law otherwise to terminate or revoke this Agreement which right cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by the Noteholder, is actually received by the Administrative Agent's officer responsible for such matters. In the absence of the circumstances described in the immediately preceding sentence, this is a continuing agreement of subordination and the Administrative Agent and the Senior Lenders may continue, at any time and without notice to the Noteholder, to extend credit or other financial accommodations and loan monies to or for the benefit of Borrower on the faith hereof. Any termination or revocation described hereinabove shall not affect this Agreement in relation to
(a) any of the Senior Debt which arose or was committed to prior to receipt thereof or (b) any of the Senior Debt created after receipt thereof, if such Senior Debt was incurred either through readvances by the Senior Lenders pursuant to the Senior Lenders' financing arrangements with Borrower, including, without limitation, advances or readvances, and/or for the purpose of protecting any collateral, including, but not limited to, all protective advances, costs, expenses, and reasonable attorneys' and paralegals' fees, whensoever made, advanced or incurred by the Administrative Agent or any Senior Lender in connection with the Senior Debt or the collateral therefor. If, in reliance on this Agreement, any Senior Lender makes loans or other advances to or for the benefit of Borrower or takes other action under the Credit Agreement after such aforesaid termination or revocation by the Noteholder but prior to the receipt by the Administrative Agent of said written notice as set forth above, the rights of the Senior Lenders shall be the same as if such termination or revocation had not occurred.

      10. COMPLIANCE WITH CREDIT AGREEMENT; ADDITIONAL AGREEMENTS BETWEEN THE ADMINISTRATIVE AGENT, THE SENIOR LENDERS AND BORROWER.

      (a) CREDIT AGREEMENT. The Noteholder acknowledges the provisions of the Credit Agreement that impose upon the Borrower obligations in respect of the Note and payments made by the Borrower thereunder and agrees to take any and all action that may be necessary or appropriate to effect the Borrower's compliance with such provisions.

      (b) ADDITIONAL AGREEMENTS. The Administrative Agent or any Senior Lender, at any time and from time to time, either before or after any notice of termination or revocation referred to in Section 9, may enter into such agreement or agreements with Borrower as the

Administrative Agent or any Senior Lender may deem proper, extending the time of payment of or renewing or otherwise altering the terms, including, without limitation increasing the principal amount thereof, of all or any portion of the Senior Debt or affecting the security underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement.

      11. NOTEHOLDER'S WAIVERS. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement. The Noteholder expressly waives all notice of the acceptance by the Administrative Agent or any Senior Lender of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and the Noteholder expressly waives reliance by the Administrative Agent and the Senior Lenders upon the subordination and other agreements as herein provided. In the event that the Noteholder has or at any time acquires any lien upon or security interest in the assets securing the Senior Debt, or any part thereof, the Noteholder hereby waives any right that the Noteholder may have whether such right arises under the Uniform Commercial Code or other applicable law, to receive notice of the Administrative Agent's or Senior Lenders' intended disposition of such assets (or a portion thereof) or of the Senior Lenders' proposed retention of such assets in satisfaction of the Senior Debt (or a portion thereof). The Noteholder agrees that neither the Administrative Agent nor any Senior Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Credit Agreement, or the collectibility of the Senior Debt, that the Administrative Agent and the Senior Lenders shall be entitled to manage and supervise their loans to Borrower in accordance with applicable law and their usual practices, modified from time to time as deemed appropriate under the circumstances, without regard to the existence of any rights that the Noteholder may now or hereafter have in or to any of the assets of Borrower, and that Administrative Agent and the Senior Lenders shall have no liability to the Noteholder for, and the Noteholder waives any claim which the Noteholder may now or hereafter have against, the Administrative Agent or any Senior Lender arising out of any and all actions which the Administrative Agent or any Senior Lender, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the any security for the Senior Debt, actions with respect to the occurrence of a Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any such security and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) with respect to the Credit Agreement or any other agreement related thereto or to the collection of the Senior Debt or the valuation, use, protection or release of such security for the Senior Debt.

      12. INVALIDATED PAYMENTS. To the extent that the Senior Lenders receive payments on, or proceeds of collateral for, the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Lenders.

      13. BANKRUPTCY ISSUES. The Noteholder agrees that upon the occurrence of any Insolvency Event the Senior Lenders (or the Administrative Agent acting on their behalf), or any one of them may consent to the use of cash collateral or provide financing to the Borrower on such terms and conditions and in such amounts as the Senior Lenders, in their sole discretion, may decide and that, in connection with such cash collateral usage or such financing, the Borrower (or a trustee appointed for the estate of Borrower) may grant to the Administrative Agent or the Senior Lenders liens and security interests upon all assets of the Borrower, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the filing of the petition for relief or arise thereafter); and (ii) shall be superior in priority to the liens and security interests, if any, held by the Noteholder on the assets of Borrower. All allocations of payments between the Senior Lenders and the Noteholder shall, subject to any court order, continue to be made after the occurrence of any Insolvency Event on the same basis that the payments were to be allocated prior to the date of such Insolvency Event. In the event that the Noteholder has or at any time acquires any security for the Subordinated Debt, the Noteholder agrees not to assert any right it may have to "adequate protection" of its interest in such security in any bankruptcy proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Senior Lenders. The Noteholder waives any claim it may now or hereafter have arising out of the Senior Lender's election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession.

      14. ADMINISTRATIVE AGENT'S AND SENIOR LENDERS' WAIVERS. No waiver shall be deemed to be made by the Administrative Agent or any Senior Lender of any of the Administrative Agent's or the Senior Lenders' rights hereunder, unless the same shall be in writing signed on behalf of the Administrative Agent or the Senior Lenders, as applicable, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Administrative Agent or any Senior Lender or the obligations of the Noteholder to the Administrative Agent and the Senior Lenders in any other respect at any other time.

      15. INFORMATION CONCERNING FINANCIAL CONDITION OF BORROWER. The Noteholder hereby assumes responsibility for keeping informed of the financial condition of Borrower and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or Subordinated Debt that diligent inquiry would reveal, and the Noteholder hereby agrees that neither the Administrative Agent nor any Senior Lender shall have any duty to advise the Noteholder of information known to the Administrative Agent or any Senior Lender regarding such condition or any such circumstances. In the event the Administrative Agent or any Senior Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Noteholder, neither the Administrative Agent nor any Senior Lender shall be under any obligation (i) to provide any such information to the Noteholder on any subsequent occasion, or (ii) to undertake any investigation with regard to the Borrower or otherwise or to disclose any information which the Administrative Agent or such Senior Lender obtains from such investigation. The Noteholder hereby agrees that all payments received by any Senior Lender may be applied, reversed, and reapplied, in whole or in part, to any portion of the Senior Debt, as the Senior Lenders, in their sole discretion, deem appropriate and assent to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Debt and to the addition or release of any other party or person primarily or secondarily liable therefor.

      16. CONSENT TO JURISDICTION; WAIVERS. THE NOTEHOLDER CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK, NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY HAND DELIVERY OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE NOTEHOLDER AT THE ADDRESS STATED BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON PRESENTATION OF SUCH PROCESS FOR DELIVERY (WHETHER OR NOT ACCEPTED) BY HAND DELIVERY OR ON THE DATE INDICATED IN THE RECEIPT IF SENT BY REGISTERED MAIL AS AFORESAID. THE NOTEHOLDER WAIVES ANY OBJECTION BASED UPON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY SENIOR LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY SENIOR LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE NOTEHOLDER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      17. NOTICES. Except as otherwise expressly provided below, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) three (3) days after deposit in the United States Mails, by Registered Mail, with proper postage prepaid or provided for; (ii) when sent after receipt of confirmation or answerback if sent by telecopy or other similar facsimile transmission, (iii) one (1) business day after deposited with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

      (i) If to the Administrative Agent or any Senior Lender at:

            JPMorgan Chase Bank, N.A.

            ___________________________
            ___________________________
            ___________________________
            ___________________________

      (ii) If to any Noteholder at:

            NVR Funding II, Inc.
            Plaza America Tower
            11700 Plaza American Road, Suite 500
            Reston, VA 20190
            Attn: __________________
            Telephone No.: (703) _________
            Facsimile No.: (703) _________

      or to such other address as any party designates to the other parties in the manner herein prescribed.

      18. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK, SHALL BE IMMEDIATELY BINDING UPON THE NOTEHOLDER AND ITS SUCCESSORS AND ASSIGNS, AND SHALL INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE ADMINISTRATIVE AGENT AND THE SENIOR LENDERS.

      19. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      20. SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      21. AUTHORITY. The signatories to this Agreement on behalf of the Noteholder hereby certify that they have all necessary authority to grant the subordination evidenced hereby and execute this Agreement on behalf of the Noteholder.

      22. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      23. FULL AGREEMENT. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof. Any document, instrument or agreement executed by the parties hereto with respect to the financing which is the subject of this

Agreement predating this Agreement shall be merged with and into and superseded by this Agreement.

                  [Remainder of this Page Intentionally Blank]

      IN WITNESS WHEREOF, this instrument has been signed as of the day and year first above written.

                                         NVR FUNDING II, INC.

                                         By: ________________________________
                                         Name: ____________________________
                                         Title: _________________________

Acknowledged and accepted this
____ day of __________, 2005

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: ____________________________
Name: __________________________
Title: ________________________

                                    EXHIBIT I

                              ASSIGNMENT AGREEMENT

            This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

            For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and Swing Line loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.  Assignor:              ___________________________

2.  Assignee:              ___________________________
                           [and is an Affiliate/Approved Fund of [identify
                            Lender](1)]

3.  Borrower:              NVR, Inc.

4.  Administrative Agent:  JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

------------
(1) Select as applicable.

5.  Credit Agreement:      Credit Agreement dated as of December 7, 2005 among
                           NVR, Inc., the Lenders parties thereto, JPMorgan
                           Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.  Assigned Interest:

   Aggregate Amount of
Commitment/Loans for all      Amount of Commitment/      Percentage Assigned of
        Lenders                  Loans Assigned            Commitment/Loans(2)
------------------------      ---------------------      ----------------------
$                             $                             %
$                             $                             %
$                             $                             %

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]

                                        By: ________________________________
                                            Title:

                                        ASSIGNEE

                                        [NAME OF ASSIGNEE]

                                        By: ________________________________
                                            Title:

---------------
(2) Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and](3) Accepted:

JPMORGAN CHASE BANK, N.A., as
 Administrative Agent

By: ________________________________
    Title:

[Consented to:](4)

NVR, INC.

By: ________________________________
    Title:

---------------
(3) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(4) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

                                    NVR, INC.
                                CREDIT AGREEMENT

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

            1. Representations and Warranties.

            1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.04(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

            3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                   SCHEDULE 1

                             LENDERS AND COMMITMENTS

Lender                                                    Commitment
------                                                   ------------
JPMorgan Chase Bank, N.A.                                $ 50,000,000
U.S. Bank, National Association                          $ 45,000,000
SunTrust Bank                                            $ 45,000,000
Wachovia Bank, National Association                      $ 45,000,000
AmSouth Bank                                             $ 40,000,000
Comerica Bank                                            $ 35,000,000
Calyon New York Branch                                   $ 35,000,000
Mizuho Corporate Bank, Ltd.                              $ 35,000,000
The Governor and Company of the Bank of Ireland          $ 25,000,000
Chevy Chase Bank, F.S.B.                                 $ 20,000,000
Chang Hwa Commercial Bank, Ltd. New York Branch          $ 10,000,000
Malayan Banking Berhad, New York Branch                  $ 10,000,000
The Norinchukin Bank, New York Branch                    $  5,000,000
                                                         ------------

TOTAL                                                    $400,000,000

                                   SCHEDULE II

                                 EXISTING LIENS

Property                         Debtor                Secured Party
--------                        ---------   ------------------------------------
Thurmont Manufacturing Plant    NVR, Inc.   Corporate Property Assoc. 7 L.P.
                                            and Corporate Property Assoc. 8 L.P.

                                  SCHEDULE III

                         SUBSIDIARIES AND JOINT VENTURES

                   (for the period ending September 30, 2005)

             Subsidiaries; Joint Ventures of NVR, Inc. ("Borrower")

                                  Subsidiaries:

1.    NVR Services, Inc.:

      State of Incorporation: Delaware.
      Jurisdictions of Qualification: Maryland, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia, and West Virginia.
      Capital Stock Outstanding: 1,000 Common Shares.
      Shares Owned by Borrower: 1,000 Common Shares.
      Percentage of Shares Owned by Borrower: 100%.

2.    RVN, Inc.:

      State of Incorporation: Delaware.
      Jurisdictions of Qualification: North Carolina.
      Capital Stock Outstanding: 1,000 Common Shares.
      Shares Owned by Borrower: 1,000 Common Shares.
      Percentage of Shares Owned by Borrower: 100%.

3.    NVR Funding II, Inc.:

      State of Incorporation: Delaware.
      Jurisdictions of Qualification: None.
      Capital Stock Outstanding: 1,000 Common Shares.
                                          1,000 Preferred Shares.
      Shares Owned by Borrower:  1,000 Common Shares.
                                          1,000 Preferred Shares.
      Percentage of Common Shares Owned by Borrower: 100%.
      Percentage of Preferred Shares Owned by Borrower: 100%.

4.    NVHL, Inc. (INACTIVE):

      State of Incorporation: Virginia.
      Jurisdictions of Qualification: Maryland.
      Capital Stock Outstanding: 1,000 Common Shares.
      Shares Owned by Borrower:  1,000 Common Shares.
      Percentage of Shares Owned by Borrower: 100%.

5.    NVR Clarksburg, LLC:

      State of Incorporation: Maryland.
      Jurisdictions of Qualification: None.
      Percentage of Membership Interest Owned by Borrower: 100%.

6.    NVInsurance Brokers, Inc.:

      State of Incorporation: Delaware.
      Jurisdictions of Qualification: Maryland, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia, and West Virginia.
      Capital Stock Outstanding: 1,000 Common Shares.
      Shares Owned by Borrower:  1,000 Common Shares.
      Percentage of Shares Owned by Borrower: 100%

7.    The Dillon Company (INACTIVE):

      State of Incorporation:    Ohio.
      Jurisdictions of Qualification:  Pennsylvania.
      Capital Stock Outstanding: 1,000 Common Shares.
      Shares Owned by Borrower:  1,000 Common Shares.
      Percentage of Shares Owned by Borrower:     100%.

8.    NVR Rymarc Homes of South Carolina, LLC:

      State of Formation: South Carolina.
      Membership Interest Outstanding: 100%.
      Percentage of Membership Interest Owned by Borrower: 100%.

9.    NVR Mortgage Finance, Inc. ("NVRMF"):

      State of Incorporation: Virginia.
      Jurisdictions of Qualification: Delaware, District of Columbia, Georgia, Florida, Kentucky, Louisiana (withdrawal pending), Maryland, Michigan, North Carolina, New Jersey, New York, Ohio, Pennsylvania, South Carolina, Tennessee, and West Virginia.
      Capital Stock Outstanding: 1,000 Common Shares.
      Shares Owned by Borrower:  1,000 Common Shares.
      Percentage of Shares Owned by Borrower: 100%.

          Subsidiaries of NVRMF and Indirect Subsidiaries of Borrower:

9.1   NVR Funding III, Inc.:

      State of Incorporation: Delaware.
      Jurisdictions of Qualification: None.
      Capital Stock Outstanding: 1,000 Common Shares.

                                             1,000 Preferred Shares.
      Shares Owned by NVRMF:                 1,000 Common Shares.
                                             1,000 Preferred Shares.

      Percentage of Shares Owned by NVRMF: Common 100%.
                                             Preferred 100%.

9.2   Service Tax Corporation:

      State of Incorporation: Virginia.
      Jurisdictions of Qualification: Pennsylvania and Tennessee.
      Capital Stock Outstanding: 100 Common Shares.
      Shares Owned by NVRMF: 100 Common Shares.
      Percentage of Shares Owned by NVRMF: 100%.

9.3   NVRM Acquisition, Inc. ("NVRMA")(INACTIVE):

      State of Incorporation: Virginia.
      Jurisdictions of Qualification: None.
      Capital Stock Outstanding: 100 Common Shares.
      Shares Owned by NVRM: 100 Common Shares.
      Percentage of Shares Owned by NVRMF: 100%.

             Subsidiary of NVRMA and Indirect Subsidiary of Borrower

9.3.1 First Republic Mortgage Corporation (INACTIVE):

      State of Incorporation: Virginia.
      Jurisdictions of Qualification: Maryland.

      Capital Stock Outstanding: 222,805 Class A Common Shares.
                                             38,718 Class A Preferred Shares.
                                             25,000 Class B Preferred Shares.
      Shares Owned by NVRMA: 222,805 Class A Common Shares.
                                             38,718 Class A Preferred Shares.
                                             25,000 Class B Preferred Shares.
      Percentage of Shares Owned by NVRMA : Class A Common Shares 100%.
                                                  Class A Preferred Shares 100%.
                                                  Class B Preferred Shares 100%.

9.4   NVR Settlement Services, Inc. ("NVRSS"):

      State of Incorporation: Pennsylvania.
      Jurisdictions of Qualification: Delaware, Florida, Kentucky, Michigan, North Carolina, Pennsylvania, South Carolina, Virginia, and West Virginia. Capital Stock Outstanding: 10,000 Common Shares.

      Shares Owned by NVRMF: 10,000 Common Shares.
      Percentage of Shares Owned by NVRMF: Common Shares 100%.

          Subsidiaries of NVRSS and Indirect Subsidiaries of Borrower:

9.4.1 NVR Settlement Services of Maryland, Inc.:

      State of Incorporation: Maryland.
      Jurisdictions of Qualification:  None.
      Capital Stock Outstanding: 100 Common Shares.
      Shares Owned by NVRSS: 100 Common Shares.
      Percentage of Shares Owned by NVRSS: Common Shares 100%.

9.4.2 Settlement Services of Tennessee LLC:

      Jurisdiction of Organization:  Tennessee.
      Jurisdiction of Qualification: None.
      Membership Interest of NVRSS:  66.7%.

                             Joint Ventures of NVRSS

9.4.3 First NVR Settlement Services LLC:

      Jurisdiction of Organization:  Ohio.
      Jurisdiction of Qualification: None.
      Members:                       NVRSS
                                     First Title Agency, Inc.
      Membership Interest of NVRSS:  49%.
      Membership Interest of First Title Agency, Inc. 51%.

9.4.4 NVR Title Agency LLC:

      Jurisdiction of Organization:  Ohio.
      Jurisdiction of Qualification: None.
      Members:                       NVRSS
                                     Title First Agency, Inc.
      Membership Interest of NVRSS:  49%.
      Membership Interest of Title First Agency, Inc. 51%.

9.4.5 Legacy Title LLC:

      Jurisdiction of Organization:  New Jersey.
      Jurisdiction of Qualification: None.
      Members:                       NVRSS
                                     Title America Agency, Inc.
      Membership Interest of NVRSS:  49%.
      Membership Interest of Title America Agency, Inc. 51%.

10.    NVR Development, Inc. ("NVRD") (INACTIVE):

       State of Incorporation: Virginia.
       Jurisdictions of Qualification: Maryland.
       Capital Stock Outstanding: 500 Common Shares.
       Shares Owned by Borrower: 500 Common Shares.
       Percentage of Shares Owned by Borrower: Common Shares 100%.

           Subsidiaries of NVRD and Indirect Subsidiaries of Borrower:

10.1.  NVRD California, Inc. ("NVRDC") (INACTIVE):

       State of Incorporation: California.
       Jurisdictions of Qualification:  None.
       Capital Stock Outstanding: 1,000 Common Shares.
       Shares Owned by NVRD: 1,000 Common Shares.
       Percentage of Shares Owned by NVRD: Common Shares 100%.

          Subsidiaries of NVRDC and Indirect Subsidiaries of Borrower:

10.1.1 NVRD HGDS Associates (General Partnership, INACTIVE):

       State of Formation: Maryland.
       Jurisdictions of Qualification: None.
       General Partners:                  NVRDC and NVRD.
       General Partner Interests:         NVRDC 50%.
                                          NVRD 50%.

10.1.2 NV California L.P. (INACTIVE):

       State of Formation: California.
       Jurisdictions of Qualification: None.
       General Partner:                   NVRDC.
       Limited Partner:                   NVRD.
       General Partner Interest:          NVRDC 1%.
       Limited Partner Interest:          NVRD 99%.

10.1.3 H.R. Remington L.P. (INACTIVE):

       State of Formation: California.
       Jurisdictions of Qualification: None.
       General Partner:                   NVRDC.
       Limited Partner:                   NV California L.P.

       General Partner Interest:          NVRDC 1%.
       Limited Partner Interest:          NV California L.P. 99%.

                           Joint Ventures of Borrower

11.    HBG/NVR, LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

12.    Burkhart-Elliott, LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

13.    Cianciulli, LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

14.    Clymer-Rush Landis, LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

15.    Davis-D'Alexander LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

16.    Devos-Shelps, LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

17.    Domin LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

18.    Holcombe LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

19.    Howland, LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

20.    Leatherman I LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

21.    SOCO/Skarbak LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

22.    S&S/Coventry, LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

23.    Snyder I, LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

24.    Strutynski-Soltys LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

25.    Yoder I LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

26.    Zavitsanos, LLC:

       Jurisdiction of Organization:      Pennsylvania.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.

       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

27.    Caulk, LLC:

       Jurisdiction of Organization:      Delaware.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

28.    Webb I, LLC:

       Jurisdiction of Organization:      Delaware.
       Jurisdiction of Qualification:     None.
       Members:                           Borrower
                                          Heritage Land Partners, L.P.
       Membership Interests:              Borrower 49%.
                                          Heritage Land Partners, L.P. 51%.

29.    Artery Clarksburg, LLC:

       Jurisdiction of Organization:      Maryland.
       Jurisdiction of Qualification:     None.
       Members:                           NVR Clarksburg, LLC.
                                          The Artery Group, LLC.
       Membership Interests               NVR Clarksburg, LLC:    30%.
                                          The Artery Group, LLC.  70%.

                                   SCHEDULE IV

                                SUBORDINATED DEBT

                               NVR Funding II Note

                                   SCHEDULE V

                              EXISTING INVESTMENTS

      All of the Subsidiaries and Joint Ventures disclosed on Schedule III

                                   SCHEDULE VI

                           EXISTING LETTERS OF CREDIT

                                 (See Attached)